CREDIT AGREEMENT



                           Dated as of April 29, 1996


                                      among


                     THE INVESTMENT COMPANIES PARTY HERETO,


                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                                    as Agent,

                                       and

                          THE OTHER BANKS PARTY HERETO


                   Amendment and Restatement as of May 17, 1999

                     NATIONSBANC MONTGOMERY SECURITIES LLC,
                   AS SOLE LEAD ARRANGER AND SOLE BOOK MANAGER







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                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I DEFINITIONS AND INTERPRETATION                                       1
               1.1.  Defined Terms                                             1
               1.2.  Interpretation                                            1
               1.3.  Accounting Terms                                          2
               1.4.  Assumptions Regarding Structure                           2
               1.5.  Authority of Adviser; Adviser Disclaimer                  3

ARTICLE II THE CREDITS                                                         3
               2.1.    Amounts and Terms of Commitments                        3
               2.2.    Notes                                                   4
               2.3.    Procedure for Borrowing                                 4
               2.4.    Conversion and Continuation Elections                   5
               2.5.    Voluntary Termination or Reduction of Commitments       6
               2.6.    Prepayments                                             6
               2.7.    Repayment                                               6
               2.8.    Interest                                                6
               2.9.    Fees                                                    7
               2.10.  Computation of Fees and Interest                         7
               2.11.  Payments                                                 8
               2.12.  Payments by the Banks to the Agent                       8
               2.13.  Sharing of Payments, etc.                                9
               2.14.  Source of Repayment                                      9
               2.15.  Swing Loans                                             10

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY                            11
               3.1.  Taxes                                                    11
               3.2.  Illegality                                               12
               3.3.  Increased Costs and Reduction of Return                  13
               3.4.  Funding Losses                                           13
               3.5.  Inability to Determine Rates                             14
               3.6.  Certificates of Banks                                    14
               3.7.  Substitution of Banks                                    14
               3.8.  Survival                                                 15

ARTICLE IV CONDITIONS TO BORROWING                                            15
               4.1.  Conditions Precedent to and Consequences
                     of Effectiveness of Amendments                           15
               4.2.  All Borrowings                                           16
               4.3.  Consequences of Effectiveness                            17

ARTICLE V REPRESENTATIONS AND WARRANTIES                                      18
               5.1.    Existence                                              18
               5.2.    Authorization                                          18
               5.3.    No Conflicts                                           18
               5.4.    Validity and Binding Effect                            18
               5.5.    No Default                                             18
               5.6.    Financial Statements                                   19
               5.7.    Litigation                                             19
               5.8.    Liens                                                  19
               5.9.    Partnerships                                           19
               5.10.  Purpose                                                 19
               5.11.  Compliance and Government Approvals                     20
               5.12.  Pension and Welfare Plans                               20
               5.13.  Taxes                                                   20
               5.14.  Subsidiaries; Investments                               20
               5.15.  Full Disclosure                                         20
               5.16.  Investment Policies                                     20
               5.17.  Tax Status                                              20
               5.18.  Regulations T, U and X                                  20
               5.19.  Status of Loans                                         21
               5.20.  Computer Systems                                        21

ARTICLE VI COVENANTS                                                          21
               6.1.   Financial Statements and Other Reports                  21
               6.2.   Notices                                                 22
               6.3.   Existence                                               23
               6.4.   Nature of Business                                      23
               6.5.   Books, Records and Access                               23
               6.6.   Insurance                                               24
               6.7.   Investment Policies and Restrictions                    24
               6.8.   Taxes                                                   24
               6.9.   Compliance                                              24
               6.10.  Pension Plans                                           24
               6.11.  Merger, Purchase and Sale                               24
               6.12.  Asset Coverage Ratio                                    25
               6.13.  Liens                                                   25
               6.14.  Guaranties                                              26
               6.15.  Other Agreements                                        26
               6.16.  Transactions with Related Parties                       26
               6.17.  Other Indebtedness                                      26
               6.18.  Changes to Organization Documents, etc.                 27
               6.19.  Violation of Investment Restrictions, etc.              27
               6.20.  Proceeds of Loans                                       27
               6.21.  Adviser                                                 27
               6.22.  Service Providers to Trust                              27

ARTICLE VII EVENTS OF DEFAULT                                                 27
               7.1.  Events of Default                                        27
               7.2.  Remedies                                                 29

ARTICLE VIII THE AGENT                                                        30
               8.1.   Appointment and Authorization                           30
               8.2.   Delegation of Duties                                    30
               8.3.   Liability of Agent                                      30
               8.4.   Reliance by Agent                                       31
               8.5.   Notice of Default                                       31
               8.6.   Credit Decision                                         31
               8.7.   Indemnification of Agent                                32
               8.8.   Agent in Individual Capacity                            32
               8.9.   Successor Agent                                         32
               8.10.  Withholding Tax                                         33

ARTICLE IX MISCELLANEOUS PROVISIONS                                           34
               9.1.  Amendments and Waivers                                   34
               9.2.  Notices                                                  35
               9.3.  No Waiver; Cumulative Remedies                           36
               9.4.    Costs and Expenses                                     36
               9.5.    Funds Indemnification                                  36
               9.6.    Payments Set Aside                                     37
               9.7.    Successors and Assigns                                 37
               9.8.    Confidentiality                                        38
               9.9.    Set-off                                                39
               9.10.  Notification of Addresses, Lending Offices, etc.        39
               9.11.  Counterparts                                            39
               9.12.  Survival                                                39
               9.13.  Disclaimer                                              39
               9.14.  Severability                                            40
               9.15.  No Third Parties Benefited                              40
               9.16.  Governing Law and Jurisdiction                          40
               9.17.  Waiver of Jury Trial                                    40
               9.18.  Acknowledgments                                         41
               9.19.  Entire Agreement                                        41

SCHEDULE I        Definitions
SCHEDULE II       Commitments and Pro Rata Shares
SCHEDULE III      Offshore and Domestic Lending Offices, Addresses for Notices
EXHIBIT 2.2       Form of Promissory Note
EXHIBIT 2.3       Form of Loan Request
EXHIBIT 2.4       Form of Continuation/Conversion Notice
EXHIBIT 2.14      Form of Allocation Notice
EXHIBIT 4.1(c)    Form of Opinion of Counsel to the Funds
EXHIBIT 5.7-1     Schedule of Litigation
EXHIBIT 5.7-2     Schedule of Contingent Liabilities
EXHIBIT 6.1       Form of Borrowing Base Certificate

||

                                CREDIT AGREEMENT


         This document, dated as of May 17, 1999, amends and restates that certain CREDIT AGREEMENT, dated as of April 29, 1996 and amended from time to time thereafter and prior to the date hereof (the "Existing Agreement"), is made by and among each of the investment companies (each, a "Trust") a party hereto on behalf of the Funds listed on the signature pages hereto or hereafter added hereto, the various banks (as defined in Section 2(a)(5) of the Act) as are or may become party hereto (collectively, the "Banks") (none of which is affiliated (as defined in the Act) with any of the Trusts or Colonial Management Associates, Inc.), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as agent (in such capacity, the "Agent") for the Banks.

                              W I T N E S S E T H:

         WHEREAS, the Trusts (either on their own behalf or on behalf of certain specified Funds) identified on Annex I hereto listed under the heading Original Borrower Parties (the "Original Borrower Parties") are parties to the Credit Agreement;

         WHEREAS, the Original Borrower Parties, the Banks presently party to the Credit Agreement and the Agent desire to amend the Existing Agreement to add as parties thereto the Trusts (either on their own behalf or on behalf of certain specified Funds) identified on Annex I hereto listed under the heading New Borrower Parties (the "New Borrower Parties"), to extend the Scheduled Termination Date and to effect other changes to the Credit Agreement as hereinafter provided;

         WHEREAS, in order to facilitate the aforesaid amendments, it is desirable to amend and restate the Existing Agreement on the terms and conditions set forth herein;

         NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

1.1. Defined Terms. Unless a clear contrary intention appears,  terms defined in
Schedule I have the same respective meanings when used in this Agreement.

1.2. Interpretation. In this Agreement, unless a clear contrary intention appears:

         a) the singular number includes the plural number and vice versa;

         b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

        c) reference to any gender includes each other gender;

        d) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof and the other Credit Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

       e) reference to any applicable law means such applicable law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any applicable law means that provision of such applicable law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

      f) reference to any Article, Section, Annex, Schedule or Exhibit means such Article or Section hereof or Annex, Schedule or Exhibit hereto;

      g) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

      h) "including" (and with the correlative meaning "include") means including without limiting the generality of any description preceding such term;

      i) "or" is not exclusive; and

      j) relative to the determination of any period of time, "from" means from and including" and "to" and "through" mean "to but excluding".

1.3.  Accounting Terms. In this Agreement,  unless expressly otherwise provided,
accounting   terms  shall  be  construed   and   interpreted,   and   accounting
determinations and computations shall be made, in accordance with GAAP.

1.4. Assumptions Regarding Structure. The parties acknowledge and agree that the Trusts are comprised of one or more separate Funds and that such Funds are not separately existing legal entities entitled to enter into contractual agreements or to execute instruments, and for these reasons, the relevant Trusts are executing this Agreement and the relevant Notes on behalf of their specified respective Funds.

1.5. Authority of Adviser; Adviser Disclaimer. Each of the Funds hereby confirms that the Adviser has been duly authorized to act on behalf of such Fund for purposes of this Agreement and the relevant Notes and to take all actions which such Fund is entitled or required to take hereunder or thereunder, including, without limitation, requesting the making, continuation or conversion of Loans on behalf of a Fund pursuant to Article II, reducing or terminating the Commitments as to one or more Funds, and executing and delivering Loan Requests, Borrowing Base Certificates and any and all other certificates, reports, financial information and notices required to be delivered to the Agent hereunder. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that (a) in taking any such action hereunder or under a Note, the Adviser is acting solely in its capacity as investment adviser for the Funds and not in its individual capacity,
(b) neither the Adviser nor any of its officers, employees or agents (with the Adviser, collectively, "Adviser Persons") shall have any liability whatsoever for any action taken or omitted to be taken by any of them in connection with this Agreement or any Note nor shall any of them be bound by or liable for any indebtedness, liability or obligation hereunder or under any Note and (c) no Adviser Person shall be responsible in any manner to the Banks for the truth, completeness or accuracy of any statement, representation, warranty or certification contained in this Agreement or in any information, report, certificate or other document furnished by the Adviser on behalf of any Trust or Fund in connection with this Agreement, including, without limitation, any Loan Request, any Borrowing Base Certificate, and any certificate or notice furnished pursuant to Section 6.1 or 6.2 hereof; provided that, in the case of clauses (b) and (c) above, the conduct of the Adviser Persons or any of them did not constitute gross negligence or willful misconduct.


                                    ARTICLE II

                                   THE CREDITS

2.1. Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions set forth herein, to make Loans to the Funds from time to time on any Business Day during the period from the Closing Date to the Commitment Termination Date equal to its Pro Rata Share of the aggregate amount of the Borrowing requested by any Fund to be made on such day. The Commitment of each Bank and the outstanding principal amount of Loans (including Swing Loans) made by each Bank hereunder shall not exceed at any time the aggregate amount set forth on Schedule II (such amount as the same may be reduced under Section 2.5 or as a result of one or more assignments as permitted herein, the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing, the aggregate principal amount of all outstanding Loans shall not at any time exceed the Commitment Amount, and provided that the aggregate principal amount of all Loans outstanding from time to time to any Fund shall not exceed the Borrowing Base for such Fund. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, a Fund may borrow under this
Section 2.1, repay under the terms hereof and reborrow under this Section 2.1. Subject to the terms of Section 2.15, a Fund may request and BofA may make a Swing Loan to a Fund.

2.2. Notes. The Loans made by each Bank under its Commitment to each Fund shall be evidenced by a Note in the form of Exhibit 2.2. Each such Bank shall endorse on the schedules annexed to its Note the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Fund with respect thereto. Each such Bank is irrevocably authorized by each Fund to endorse its Note, and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Fund hereunder or under any such Note to such Bank.

2.3. Procedure for Borrowing. Each Borrowing shall be made upon the borrowing Fund's irrevocable written notice delivered to the Agent in the form of a loan request ("Loan Request") substantially in the form of Exhibit 2.3 hereto (which notice must be received on a Business Day by the Agent prior to 9:00 a.m. (San Francisco time) (i) two (2) Business Day prior to the requested Borrowing Date, in the case of Offshore Rate Loans, and (ii) on the Borrowing Date for which a Loan is requested, in the case of Base Rate Loans or Federal Funds Rate Loans, specifying:

     (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $1,000,000 or any multiple of $1,000,000 in excess thereof;

     (B)  the requested Borrowing Date, which shall be a Business Day;

     (C)  the Type of Loans comprising the Borrowing; and

     (D) the duration of the Interest Period applicable to such Loans included in such notice. If the Loan Request fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be two weeks.

         In the event that more than one Loan Request is delivered on any Business Day, the Agent shall, for purposes of ensuring that the aggregate of the then-outstanding Loans and the Loans which are the subject of the Loan Requests will not exceed the Commitment Amount, process the Loan Requests in the order of receipt.

     b) The Agent will promptly notify each Bank of its receipt of any Loan Request and of the amount of such Bank's Pro Rata Share of that Borrowing.

     c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the borrowing Fund at the Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the borrowing Fund in funds immediately available to the Agent for deposit to the account which the Agent shall from time to time specify by notice to the Banks. The proceeds of all such Loans will then be made available to the Fund by the Agent in accordance with written instructions provided to the Agent by the Fund in like funds as received by the Agent. No Bank's obligation to make any Loan shall be affected by any other Bank's failure to make any Loan.

     d) After giving effect to any Borrowing, there may not be more than 10 different Interest Periods in effect as to all the Funds.

2.4. Conversion and Continuation Elections.(a) A Fund may, upon irrevocable written notice to the Agent in accordance with Section 2.4(b):

                    (i) elect, as of any Business Day, in the case of Base Rate Loans or Federal Funds Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Loans, to convert any such Loans (or any part thereof in an amount not less than $1,000,000 or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of any other Type; or

                    (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000 or that is in an integral multiple of $1,000,000 in excess thereof);

provided that, if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced by payment, prepayment or conversion of part thereof to be less than $1,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date, the right of the Fund to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

         Notwithstanding anything to the contrary, no Loan shall be outstanding for a period of more than two weeks, and there shall be no more than two Interest Periods in respect of an Offshore Rate Loan.

b) A Fund shall deliver a Conversion/Continuation Notice to be received by the Agent not later than 9:00 a.m. (San Francisco time) at least (i) one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans, and (ii) on the Conversion/Continuation Date, if the Loans are to be continued or converted into Base Rate Loans or Federal Funds Rate Loans, specifying:

                      (A) the proposed Conversion/Continuation Date;

                      (B) the  aggregate  amount  of  Loans to be  converted  or continued;

                      (C) the  Type  of  Loans   resulting  from  the  proposed
                          conversion or continuation; and

                    (D)other  than in the case of  conversions  into  Base  Rate
                    Loans or Federal Funds Rate Loans, the duration of the requested Interest Period.



 c) The Agent will promptly
                         notify each Bank of its receipt of a Conversion/Continuation Notice. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

d) Unless the Majority Banks otherwise agree, during the existence of a Default,a Fund may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

2.5. Voluntary Termination or Reduction of Commitments. The Funds may, upon not less than five (5) Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $3,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the Commitment Amount then in effect. Once reduced in accordance with this Section, the Commitment Amount may not be increased. Any reduction of the Commitment Amount shall be applied to each Bank according to its Pro Rata Share. All accrued commitment fees to but not including the effective date of any termination of Commitments shall be paid on the effective date of such termination. All accrued commitment fees to but not including the effective date of any reduction of Commitments shall be paid on the last Business Day of the then-current calendar quarter.

2.6. Prepayments. If at any time the outstanding balance of a Fund's Indebtedness shall exceed the then-current Borrowing Base of such Fund and at such time there are Loans outstanding to such Fund, such Fund shall immediately prepay the outstanding principal amount of such Loans in an amount equal to such excess, together with interest accrued thereon and amounts required under
Section 3.4.

2.7. Repayment. Each Fund shall repay to the Agent for the benefit of the Banks on the Commitment Termination Date the aggregate principal amount of its Loans outstanding on such date without liability for any Loan(s) made to any other Fund.

2.8. Interest.(a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Federal Funds Rate, the Offshore Rate or the Base Rate, as the case may be, (and subject to a Fund's right to convert to other Type(s) of Loans under Section 2.4), plus the Applicable Margin.

b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Offshore Rate Loans under Section 2.6 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof, and during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.
         Notwithstanding subsection (a) of this Section, if any amount of principal of or interest on any Loan, or any other amount payable hereunder or under any other Credit Document, is not paid in full when due (whether at stated maturity or by acceleration, demand or otherwise), the Fund agrees to pay interest on such unpaid principal or other amount from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand at a fluctuating rate per annum equal to the Base Rate plus two percent (2%).

c) Anything herein to the contrary notwithstanding, the obligations of any Fund to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Fund shall pay such Bank interest at the highest rate permitted by applicable law.

2.9. Fees.(a) Arrangement, Agency Fees. Subject to the Allocation Notice requirements of Section 2.14(a), each Fund shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") among the Adviser, the Arranger and the Agent dated March 29, 1999 .

b) Commitment  Fees.  Subject to the Allocation  Notice  requirements of Section
2.14(a), each Fund shall pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitments, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent, equal to eight one-hundredths of one percent (0.08%) per annum. For purposes of calculation of the commitment fee under this Section 2.9(b), outstanding Swing Loans shall not be deemed as Loan usage under the Banks' Commitments. Such commitment fee shall accrue from the Refinancing Date to the Commitment Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, with the final payment to be made on the Commitment Termination Date. All accrued commitment fees to but not including the effective date of any termination of Commitments shall be paid on the effective date of such termination. All accrued commitment fees to but not including the effective date of any reduction of Commitments shall be paid on the last Business Day of the then-current calendar quarter, with such quarterly payment being calculated on the basis of the period from such reduction date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in
Article IV are not met.

2.10.Computation of Fees and Interest.(a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365- or 366-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

b) Each determination of an interest rate by the Agent shall be conclusive and binding on the relevant Fund and the Banks in the absence of manifest error. The Agent will, at the request of a relevant Fund or any Bank, deliver to such Fund or Bank, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate.

a) Payments. All payments to be made by a Fund shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all such payments shall be made to the Agent for the account of the Banks at the Agent's Payment Office and shall be made in Dollars and in immediately available funds no later than 11:00 a.m. (San Francisco time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day, and any applicable interest or fee shall continue to accrue.

b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

c) Unless the Agent receives notice from a Fund prior to the date on which any payment is due to the Banks that such Fund will not make such payment in full as and when required, the Agent may assume that the Fund has made such payment in full to the Agent on such date in immediately available funds, and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Fund has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

2.12.Payments by the Banks to the Agent. Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one (1) Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the relevant Fund the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Fund on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the relevant Fund such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Fund of such failure to fund, and upon demand by the Agent, the relevant Fund shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

2.13.Sharing of Payments, etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agent of such fact and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them;
provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to the purchasing Bank to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Fund agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off with respect to such participation) as fully as if such Bank were the direct creditor of the relevant Fund in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

2.14.Source of Repayment. (a) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each series of a Trust are separate and distinct from the assets and liabilities of each other series of that Trust and that no series of a Trust shall be liable or shall be charged for any debt, obligation, liability, fee or expense arising under this Agreement, the Notes or out of or in connection with any transaction other than one entered into by or on behalf of itself. The Funds shall (i) as provided in
Section 4.1(g), (ii) to the extent feasible, at least five (5) Business Days in advance of a date on which a payment in respect of a debt, obligation, liability, fee or expense arising hereunder (other than principal of or interest on a Loan) shall be due and payable and (iii) upon request of the Agent, cause to be provided to the Agent an Allocation Notice; provided, however, should the Funds fail to deliver to the Agent an Allocation Notice with respect to such amounts within five Business Days following a request for the same by the Agent, the Funds shall be liable therefor to the Agent and/or the Banks in the proportion set forth in the Allocation Notice most recently delivered to the Agent.

         (b) The parties hereto acknowledge that the Trust Agreement for each Trust is on file with the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston. With respect to each Trust, the parties hereby agree that this Agreement is not executed on behalf of the trustees of such Trust as individuals; that the obligations of any Fund of such Trust under this Agreement, its Notes and any claims, obligations or liabilities arising hereunder are not binding on any of the trustees, officers or shareholders of such Trust individually but are binding upon only the assets and property of such Fund; and that no Fund or series of a Trust will be held liable for the obligations or liabilities of any other Fund or series of that Trust.

         (c) Nothing in this Section 2.14 shall affect the Banks' rights against Adviser Persons as provided in Section 1.5.

2.15.Swing Loans. (a) BofA may elect in its sole discretion to make revolving loans of a Base Rate Loan Type (the "Swing Loan(s)") to a Fund solely for BofA's own account from time to time on or after the Closing Date and prior to the Commitment Termination Date up to an aggregate principal amount at any one time outstanding not to exceed the lesser of (i) $50,000,000 or (ii) the maximum aggregate principal amount relating to BofA's Commitment available and permitted under Section 2.1. BofA may make Swing Loans (subject to the conditions precedent set forth in Section 4.2), provided that BofA has received notice no later than 12:00 p.m. (San Francisco time) either (i) by facsimile transmission of a Loan Request in writing or (ii) by telephone notice from an Authorized Officer of the relevant Fund for funding of a Swing Loan on the Business Day on which such Swing Loan is requested to be made. The relevant Fund shall simultaneously also give telephonic notice to the Agent of such Loan Request for a Swing Loan and the Agent shall promptly notify each Bank of its receipt of such Loan Request for a Swing Loan. BofA shall not make any Swing Loan immediately after BofA becomes aware that one or more of the conditions precedent contained in Section 4.2 is not satisfied until such conditions have been satisfied or waived.

         (b) Each Fund requesting by telephone notice and obtaining a Swing Loan shall deliver promptly by facsimile transmission to BofA and the Agent a Loan Request signed by an Authorized Officer confirming such telephonic notice for a Swing Loan. If the information contained in any such Loan Request differs in any material respect from the action taken by BofA, the records of BofA shall govern, absent manifest error.

         (c) Each outstanding Swing Loan shall be payable on the Business Day next following the day the Swing Loan was made, with interest at the Base Rate accrued thereon, and shall be subject to all the terms and conditions applicable to Loans, except that all interest thereon shall be payable to BofA solely for its own account. On the due date for such Swing Loan, unless the borrowing Fund delivers or has previously delivered to BofA and the Agent a notice of its intention to repay and does repay the Swing Loan prior to 8:00 a.m. (San Francisco time), such Swing Loan shall automatically convert to a Base Rate Loan under this Agreement, and each Bank (other than BofA) shall irrevocably and unconditionally purchase from BofA, without recourse or warranty to BofA, an undivided interest and participation in such Swing Loan in an amount equal to such Bank's Pro Rata Share and promptly pay such amount to the Agent for the benefit of BofA in immediately available funds. Such payment shall be made by the other Banks whether or not a Default is then continuing or any other condition precedent set forth in Section 4.2 is then met and whether or not the relevant Fund has then requested a Loan in such amount. If such amount is not in fact paid to BofA by any Bank, BofA shall be entitled to recover such amount on demand from such Bank, together with accrued interest thereon from the due date therefor (if made prior to 12:00 noon, San Francisco time) on any Business Day until the date such amount is paid to BofA by such Bank, at the Federal Funds Rate (as determined by the Agent) for the first three Business Days after such Bank receives notice of such required purchase and thereafter at the Base Rate. The failure of any Bank to pay such amount to the Agent for the benefit of BofA shall not relieve any other Bank of its obligation to BofA hereunder.

         Notwithstanding the foregoing, upon repayment by the borrowing Fund of a Swing Loan made by BofA hereunder, such Fund on that due date may otherwise deliver a Loan Request to the Agent pursuant to Section 2.3 and borrow Loans subject to the terms of this Agreement from all the Banks.


                                   ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

3.1. Taxes. (a) Any and all payments by a Fund to each Bank or the Agent underthis Agreement and any other Credit Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, each Fund shall pay all Other Taxes.

b) Each Fund agrees to indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes in connection with a payment by it (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable by it under this Section) paid by the Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days after the date the Bank or the Agent makes written demand therefor.

c) If a Fund shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

(i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(ii) the Fund shall make such deductions and withholdings;

(iii)the Fund shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

(iv)the Fund shall also pay to the Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed.

d) Within 30 days after the date of any payment by a Fund of Taxes or Other Taxes, the Fund shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Agent.

e) If a Fund is required to pay additional amounts to any Bank or the Agent pursuant to subsection (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Fund which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

         To the extent appropriate, payments by any Fund under this Section 3.1 shall be subject to the Allocation Notice requirements under Section 2.14(a).

3.2. Illegality.(a) If any Bank reasonably determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Funds through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank gives notice, and the Bank agrees promptly to give such notice, to the Agent and the Funds when the circumstances giving rise to such determination no longer exist.

b) If a Bank reasonably determines that it is unlawful to maintain any Offshore Rate Loan, a Fund shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.4, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan, as provided in a notice from the Bank to the relevant Fund(s). If a Fund is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Fund may borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan or a Federal Funds Rate Loan, as designated by such borrowing Fund pursuant to Section 2.3.

c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the relevant Fund(s) may elect, by giving notice to the Bank through the Agent, that all Loans that would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Loans or Federal Funds Rate Loans, as designated by the relevant Fund(s).

d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

3.3. Increased Costs and Reduction of Return.(a) If any Bank reasonably determines that, due to the introduction of or any change in or in the interpretation of any law or regulation or the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the affected Fund shall be liable for, and shall from time to time upon demand (with a copy of such demand to be sent to the Agent) pay to the Agent, for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, Loans, credits or other obligations under this Agreement, then, upon demand of such Bank to the affected Fund through the Agent, the affected Fund shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

3.4. Funding Losses. Each Fund shall reimburse each Bank and hold each Bank harmless from any loss or expense that the Bank may reasonably sustain or incur as a consequence of:

a) the failure of such Fund to make on a timely basis any payment of principal of any Offshore Rate Loan;

b) the failure of such Fund to borrow, continue or convert a Loan after the Fund has given (or is deemed to have given) a Loan Request or a Conversion/Continuation Notice;

c) the failure of such Fund to make any prepayment in accordance with any notice delivered under Section 2.6; or

d) the prepayment or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by a Fund to the Banks under this Section 3.4 and under Section 3.3(b), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the IBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

3.5. Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or that the Offshore Rate applicable pursuant to Section 2.8(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to any Bank of funding such Loan, the Agent will promptly so notify the affected Fund and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent gives notice (and, if appropriate, the Agent shall give such notice) to the Funds that adequate and reasonable means do exist for determining such Offshore Rate or such Offshore Rate does adequately and fairly reflect the costs to the Banks of funding such Loans. Upon receipt of such notice, the affected Fund may revoke any Loan Request or Conversion/Continuation Notice then submitted by it. If the affected Fund does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by such Fund, in the amount specified in the applicable notice submitted by the Fund, but such Loans shall be made, converted or continued as Base Rate Loans or Federal Funds Rate Loans instead of Offshore Rate Loans as the Fund so elects in its revocation notice.

3.6. Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article III shall deliver to the affected Fund (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder, and such certificate shall be conclusive and binding on such Fund in the absence of manifest error.

3.7. Substitution of Banks. Upon the receipt by a Fund from any Bank (an "Affected Bank") of a claim for compensation under Section 3.3, such Fund may:
(i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to such Fund to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"); (ii) request one more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment (it being understood that no such other Bank shall be in any way required to effect any such acquisition and assumption); or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld) and payment in full of all amounts due and owing hereunder to the Replacement Bank.

3.8. Survival. The agreements and obligations of the Funds in this Article III shall survive the payment of all other Obligations.


                                   ARTICLE IV

                             CONDITIONS TO BORROWING

4.1. Conditions Precedent to and Consequences of Effectiveness of Amendments. The amendment, restatement and replacement effected by this Agreement shall become effective on the date (the "Refinancing Date") on which the conditions precedent specified in this Section 4.1 shall have been satisfied or waived by the Agent and all the Banks that are signatories to this document. The occurrence of the Refinancing shall be subject to (i) the receipt by the Agent of duly executed counterparts of this amended and restated Agreement signed by all the parties hereto (or evidence satisfactory to the Agent that all the parties hereto have executed counterparts of this Agreement and dispatched them to the Agent) and (ii) satisfaction of the following:

     (a) The Agent shall have received from each Trust a certificate, dated the date hereof, of its Secretary or Assistant Secretary as to

          (i) resolutions of its board of trustees then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Credit Document to be executed by it;

          (ii) the incumbency and signatures of those of its officers or agents authorized to act with respect to this Agreement, the Notes and each other Credit Document executed by it;

          (iii) such Trust's valid existence as evidenced by a certificate issued by the Secretary of State of The Commonwealth of Massachusetts and appended to the relevant certificate of its Secretary or Assistant Secretary; and

          (iv) the fact that the agreements  delivered by the Trusts pursuant to
          Section 4.1(e) constitute all such agreements between the Trusts and the Adviser;

     upon which certificates the Agent and each Bank may conclusively rely until they shall have received a further certificate from the relevant Trust canceling or amending such prior certificate.

     (b) The Agent shall have received for the account of each Bank a Note of each Fund duly executed and delivered by the relevant Trust on behalf of each such Fund and made payable to the order of such Bank.

     (c) The Agent shall have received an opinion, dated the date hereof and addressed to the Agent and all Banks, from Ropes & Gray, counsel to the Funds, substantially in the form of Exhibit 4.1(c), which the Trusts hereby expressly authorize and instruct such counsel to prepare and deliver.

     (d) The Agent shall have received evidence of payment of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Refinancing Date, together with Attorney Costs of the Agent to the extent invoiced prior to or on the Refinancing Date, plus such additional amounts of Attorney Costs as shall constitute the Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Funds and the Agent), including any such costs, fees and expenses arising under or referenced in Section 2.9(a) and those then due and payable pursuant to Section 9.4.

     (e) The Agent shall have received copies of each investment advisory agreement between the Trust for each New Borrower Party and the Adviser, together with all sub-advisory agreements, if any.

     (f) The Agent shall have received a Borrowing Base Certificate for each Fund.

     (g) The Agent shall have received a revised Allocation Notice.

     (h) The Agent shall have received copies of the most recent prospectus and statement of additional information for each Fund.

     (i) The Agent shall have received with respect to each New Borrower Party a duly completed and executed FRB Form FR U-1 as required pursuant to FRB Regulation U (12 C.F.R. ss. 221.1 et seq.).

4.2. All Borrowings. The obligation of each Bank to fund any Loan on the occasion of any Borrowing (including the initial Borrowing) by a Fund or to continue or convert a Loan to a Fund as contemplated in a Continuation/Conversion Notice submitted to the Agent by such Fund shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 4.2.

     (a) No Default shall have occurred and be continuing with respect to the borrowing Fund.

     (b) The  representations  and warranties of the borrowing Fund contained in
     Article V (except to the extent such representations and warranties relate solely to an earlier date, in which case they shall be true and correct as of such earlier date) shall be true and correct in all material respects on and as of the date of such Borrowing, both immediately before and after giving effect to such Borrowing, as if then made.

     (c) Except as disclosed by the borrowing Fund to the Agent and the Banks pursuant to Section 5.7, no labor controversy, litigation, arbitration, or governmental investigation or proceeding shall be pending and no development shall have occurred with respect to such matters or, to the knowledge of such Fund, threatened against it that, in the reasonable opinion of the Banks, might materially affect the Fund's consolidated business, operations, assets, revenues, properties or prospects or that purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Credit Document.

     (d) In the case of a Borrowing, the Agent shall have received a Loan Request for such Borrowing and, in the case of a continuation or conversion of a Borrowing, a Continuation/Conversion Notice for such Borrowing. Each of the delivery of a Loan Request or Continuation/Conversion Notice and, in the case of a Borrowing, the acceptance by the relevant Fund of the proceeds of such Borrowing shall constitute a representation and warranty by such Fund that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) or continuation or conversion, as the case may be, the statements made in Sections 4.2(a), (b), (c), (f) and (g) and in the document referred to in Section 4.2(e) are true and correct.

     (e) The Net Asset Value of the borrowing Fund at the time of delivery of a Loan Request shall be at least $10,000,000.

     f) Both before and after the Loan in question, the borrowing Fund's Asset Coverage Ratio shall be at least 3 to 1.

     (g) With respect to such Fund, there shall not have been outstanding as of the close of business (San Francisco time) on the day preceding the proposed Borrowing Date for the requested Loan a Loan that had been outstanding for at least two weeks.

         Any instrument, agreement or other document to be received by the Agent pursuant to this Article IV, and any other condition precedent required to be met or satisfied under this Article IV, shall be in form and substance reasonably satisfactory to the Agent and each Bank and in sufficient copies for each Bank.

4.3. Consequences of Effectiveness. On the Refinancing Date, the Existing Agreement shall be automatically amended and restated to read as set forth herein. On and after the Refinancing Date, the rights and obligations of the parties hereto shall be governed by this Agreement; provided that rights and obligations of the parties hereto with respect to the period prior to the Refinancing Date shall continue to be governed by the provisions of the Existing Agreement. With effect from and including the Refinancing Date, each Person listed on the signature pages hereof that is not a party to the Existing Agreement shall become a party to this Agreement and the Commitments and Pro Rata Shares shall be as set forth in Schedule II appended to this document.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Banks and the Agent to enter into the Agreement as amended and restated by this document and to make Loans hereunder, each Fund and, to the extent hereinafter set forth, each Trust represents and warrants unto the Agent and each Bank with respect to itself as set forth in this Article
V. The representations and warranties contained in this Article V shall be deemed to be repeated each time that a Fund requests that a Loan be made as provided in Article IV.

5.1. Existence. Each Trust is an open-end management investment company within the meaning of the Act and is duly organized, validly existing and in good standing under the laws of the state of its organization. Such Trust is in good standing and is duly qualified to do business in The Commonwealth of Massachusetts. Each Fund is a series of shares of beneficial interest in the Trust of which it comprises a series (which shares have been and will be duly authorized, validly issued, fully paid and non-assessable by such Trust) and legally constitutes a fund or portfolio permitted to be marketed to investors pursuant to the provisions of the Act.

5.2. Authorization. Each Trust is duly authorized to execute and deliver this Agreement and the Notes of each of its Funds and, so long as this Agreement shall remain in effect with respect to it, each of its Funds will continue to be duly authorized to borrow monies hereunder on its own behalf and to perform its obligations under this Agreement and its Notes. The execution, delivery and performance by each Trust and its Funds of this Agreement and the Notes and the Borrowings of each Fund do not and will not require any consent or approval of or registration with any governmental agency or authority.

5.3. No Conflicts. The execution, delivery and performance by each Trust and each Fund of this Agreement and the Notes do not and, so long as this Agreement shall remain in effect with respect to them, will not (i) conflict with any provision of law, (ii) conflict with the Trust Agreement of the Trust of which any Fund comprises a series, (iii) conflict with any agreement binding upon them, (iv) conflict with the Fund's most recent prospectus or its most recent statement of additional information, (v) conflict with any court or administrative order or decree applicable to them or (vi) require or result in the creation or imposition of any Lien on any of the Fund's assets.

5.4. Validity and Binding Effect. This Agreement is, and the Notes when duly executed and delivered will be, the legal, valid and binding obligation of each Fund, enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

5.5. No Default. No Fund is in default under any agreement or instrument to which it is a party or by which it or any of its respective properties or assets is bound or affected, other than minor defaults that could not reasonably be expected to result in a Material Adverse Change. To the best of each Fund's knowledge, no Default with respect to it has occurred and is continuing.

5.6. Financial Statements. With respect to each Fund, its most recent audited Statement of Assets and Liabilities and its most recent semi-annual asset statement, copies of which have been or will be furnished to the Banks, have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding Fiscal Year or period and present fairly its financial condition as at such dates and the results of its operations for the periods then ended, subject (in the case of the interim financial statement) to year-end audit adjustments. Since the date of the most recent Statement of Assets and Liabilities and semi-annual asset statement of the Fund received by the Banks, there has been no Material Adverse Change.

5.7. Litigation. With respect to each Fund, no claims, litigation, arbitration proceedings or governmental proceedings that could reasonably be expected to result in a Material Adverse Change are pending or, to the best of its knowledge, threatened against or are affecting it, except those referred to in
Exhibit 5.7-1. Other than any liability incident to such claims, litigation or proceedings or provided for or disclosed in the financial statements referred to in Section 5.6 or listed on Exhibit 5.7-2, to the best of such Fund's knowledge, it has no contingent liabilities that are material to it other than those incurred in the ordinary course of business.

5.8. Liens. With respect to each Fund, none of its property, revenues or assets is subject to any Lien, except (i) Liens in favor of the Banks, if any, (ii) Liens for current Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained, (iii) Liens as are necessary in connection with a secured letter of credit opened by or for it in connection with the trustees' and officers' errors and omissions liability insurance policy of the Trust of which it comprises a series, (iv) Liens incurred in connection with Financial Contracts, (v) Liens arising under any custodian agreement to which it or the Trust of which it is a series is a party and (vi) Liens incurred in connection with Indebtedness owing to another Fund as permitted hereunder.

5.9 Partnerships. With respect to each Fund, it is not a general partner or joint venturer in any partnership or joint venture; provided, however, it may be a "feeder" fund in a "master/feeder" fund arrangement.

5.10. Purpose. With respect to each Fund, the proceeds of the Loans will be used by it for short-term liquidity and other temporary emergency purposes, which purposes are permitted under the Act and by its prospectus and statement of additional information. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Federal Reserve Board Regulations T, U or X. Each Fund acknowledges that Loans made to it may be deemed by the Federal Reserve Board to be "purpose loans" under Regulation U because of the status of the Trust of which it is a series as an investment company (or the functional equivalent thereof).

5.11. Compliance and Government Approvals. Each Trust or Fund is in compliance with all statutes and governmental rules and regulations applicable to it, including, without limitation, the Act, other than immaterial incidents of non-compliance that could not reasonably be expected to result in a Material Adverse Change. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other person is required for the due execution, delivery or performance by such Trust or Fund of this Agreement, the Notes or any of the other Credit Documents.

5.12. Pension and Welfare Plans. No Trust or Fund has established or maintained, nor is it liable under, any Plan.

5.13. Taxes. Each Trust and Fund has filed all tax returns that are required to have been filed and has paid, or made adequate provisions for the payment of, all of its Taxes that are due and payable, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP have been maintained. Such Trust or Fund is not aware of any proposed assessment against it for additional Taxes (or any basis for any such assessment) that might be material in amount to it. Such Trust or Fund has substantially complied with all requirements of the Code applicable to regulated investment companies so as to be relieved of federal income tax on net investment income and net capital gains distributed to its shareholders.

5.14. Subsidiaries; Investments. No Trust or Fund has Subsidiaries or equity investments or any interest in any other Person other than portfolio securities (including investment company securities) that may have been acquired in the ordinary course of business.

5.15. Full Disclosure. No representation or warranty contained in this Agreement or in any other document or instrument furnished by a Trust or Fund to the Banks in connection herewith contains any untrue statement of any material fact as of the date when made or omits to state any material fact necessary to make the statements herein or therein not misleading as of the date when made in light of the circumstances in which the same were made.

5.16. Investment Policies. Each Fund's assets are being invested substantially in accordance with the investment policies and restrictions set forth in each of its most recent prospectus and its most recent statement of additional information.

5.17. Tax Status. Each Fund has taken all steps reasonably necessary to maintain its status as a regulated investment company under the Code with respect to net investment income and net capital gains.

5.18. Regulations T, U and X. No Trust or Fund is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose that violates or would be inconsistent with FRB Regulations T, U and X.

5.19. Status of Loans. Each Fund's obligation in connection with the repayment of any Loans made to it hereunder shall at all times constitute its unconditional Indebtedness and will rank at least pari passu in priority of payment with all of its other present and future unsecured and unsubordinated Indebtedness.

5.20. Computer Systems. There has been developed and implemented for each Trust a comprehensive, detailed program to address on a timely basis the "Year 2000 Problem" (that is, the risk that computer applications used by the Trusts may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), and each Trust reasonably anticipates that it will on a timely basis successfully resolve the Year 2000 Problem for all material computer applications used by it. Each Trust believes, based upon inquiry made, that each supplier and vendor of the Trust that is of material importance to the financial well-being of the Trust will also successfully resolve on a timely basis the Year 2000 Problem for all of its material computer applications.


                                   ARTICLE VI

                                    COVENANTS

         From the date of this Agreement and thereafter until the expiration or termination of the Commitments and until all Obligations have been paid or performed in full, each Fund and each Trust shall perform the obligations made applicable to it in this Article VI.

6.1 Financial Statements and Other Reports. Each Fund shall deliver to the Agent, with sufficient copies for each Bank:

     (a) As soon as available and in any event within sixty (60) days after each of its Fiscal Years, a copy of its annual audited Statement of Assets and Liabilities, including a statement of investments, prepared in conformity with GAAP and certified by an independent certified public accountant who, in the commercially reasonable judgment of the Majority Banks, shall be satisfactory to the Majority Banks, together with a certificate from such accountant (i) acknowledging to the Banks such accountant's understanding that the Banks are relying on such Statement of Assets and Liabilities,
     (ii) containing a computation of, and showing compliance with, the financial ratio contained in Section 6.12 and (iii) stating to the effect that, in making the examination necessary for the signing of such Statement of Assets and Liabilities, such accountant has not become aware of any Default that has occurred and is continuing, or if such accountant has become aware of any such event, describing it and the steps, if any, being taken to cure it;

     (b) Within sixty (60) days after the end of the first six months of its Fiscal Year, a copy of its published semi-annual asset statement, prepared in conformity with GAAP;

     (c) Within fifteen (15) days after the end of each calendar quarter, a certificate substantially in the form of Exhibit 6.1 ("Borrowing Base Certificate") setting forth (A) its borrowing base (as calculated in the manner contemplated by the form of Borrowing Base Certificate) ("Borrowing Base"), (B) its Asset Coverage Ratio as of the last day of such calendar quarter and (C) a statement to the effect that, to the best of the knowledge of the Authorized Officer signing the Borrowing Base Certificate, no Default has occurred and is continuing or, if an Event of Default has occurred and is continuing, the steps being taken to remedy the same;

     (d) (i)  Within  fifteen  (15)  days  following  the  filing  thereof,  any
     preliminary   proxy  materials  filed  with  the  Securities  and  Exchange
     Commission and (ii) within fifteen (15) days after the same become available, copies of its current prospectus and statement of additional information (marked to show changes from the prospectus and statement of additional information most recently delivered to the Banks), except that if its investment policies are changed materially (including any change in its ability to borrow hereunder), copies of a revised prospectus (or a prospectus supplement) and statement of additional information (marked to show changes from the prospectus (or prospectus supplement) and statement of additional information most recently delivered to the Banks) reflecting any such changes shall be provided to the Agent within fifteen (15) days after the same become available; and

     (e) Promptly from time to time such other reports or information as any of the Banks may reasonably request.

6.2. Notices. Each Fund shall notify the Banks in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, stating the steps being taken by the Person(s) affected with respect thereto:

     (a)  the occurrence of a Default;

     (b)  the   institution  of  any  litigation,   arbitration   proceeding  or
     governmental proceeding that is likely to result in a Material Adverse Change;

     (c) the entry of any judgment or decree against it if the aggregate amount of all judgments and decrees then outstanding against it exceeds the lesser of five percent (5%) of its Net Asset Value or $5,000,000 after deducting
     (i) the amount with respect to which it is insured and with respect to which the insurer has assumed responsibility in writing and (ii) the amount for which it is otherwise indemnified if the terms of such indemnification and the Person providing such indemnification are satisfactory to the Majority Banks;

     (d) the occurrence of a change of its name (whether of its legal name or a "d/b/a" designation). The Trust of which such Fund is a series, on behalf of each of the affected Fund(s), shall promptly execute and deliver to each Bank a new Note for each such Fund executed in its new name, together with such other documents in connection therewith as the Banks shall reasonably request;

     (e) the scheduling of consideration by the board of trustees of the Trust of which it comprises a series of a change in such Fund's Adviser, distributor, administrator, custodian (unless such custodian is a Bank) or independent accountant, or the appointment of any sub-adviser or any Person acting in a similar capacity to an Adviser; provided that a mailing to shareholders with respect to any of the foregoing shall not be deemed to be sufficient notice hereunder; and

     (f) the occurrence of such other events as the Agent may from time to time reasonably specify.

         Notwithstanding anything to the contrary in the foregoing, in the case of the matters described in subparagraph (e), the notice contemplated by this
Section 6.2 shall be given not later than thirty (30) days prior to the time (i) the board of trustees of the affected Trust is to consider approval of such change or appointment or otherwise determines to recommend such change or appointment (if necessary) to the Fund's shareholders for their approval and
(ii) of any change of such Fund's custodian; provided, however, if, in the case of the matters contemplated by subparagraph (e), the affected Fund could not in good faith have provided the specified advance notice, such notice shall be given by such Fund immediately following the earliest feasible time the notice could have been provided.

6.3. Existence. Each Trust, except as specified in Section 6.11(a), shall maintain and preserve its existence as a registered investment company and the respective existence of each of its Funds as a "series," within the meaning of the Act, and maintain and preserve all rights, privileges, licenses, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its business in the ordinary course, unless none of the Funds comprising such Trust has Loans outstanding and each such Fund has irrevocably notified the Agent (which shall thereupon promptly notify the Banks) that it shall not request any Loans hereunder.

6.4. Nature of Business. Each Trust shall continue in, and limit its operations to, the business of an open-end management investment company, within the meaning of the Act, and maintain in full force and effect at all times all governmental licenses, registrations, permits and approvals necessary for the continued conduct of its business, including, without limitation, its registration with the Securities and Exchange Commission under the Act as an open-end investment company.

6.5. Books, Records and Access. Each Trust and Fund shall maintain complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all transactions in relation to its business and activities; upon reasonable notice, the Trust or Fund shall permit access by the Banks to its books and records during normal business hours and permit the Banks to make copies of such books and records.

6.6. Insurance. Each Trust and Fund shall maintain in full force and effect insurance to such extent and against such liabilities as is commonly maintained by companies similarly situated, including, but not limited to (i) such fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the Act or any similar or successor provision and (ii) errors and omissions, director and officer liability and other insurance against such risks and in such amounts (and with such co-insurance and deductibles) as is usually carried by other companies of established reputation engaged in the same or similar businesses and similarly situated and will, upon request of the Agent, furnish to the Banks a certificate of an Authorized Officer setting forth the nature and extent of all insurance maintained by such Trust or Fund in accordance with this Section 6.6.

6.7. Investment Policies and Restrictions.(a) No Fund, without prior written notice to the Agent of at least thirty (30) days, shall rescind, amend or modify any investment policy described as "fundamental" in any prospectus or any registration statement(s) that may be on file with the Securities and Exchange Commission with respect thereto (collectively herein, a "proposed change"). If, in the reasonable judgment of the Majority Banks, such proposed change will result in a change in the Banks' analysis of the creditworthiness of the affected Fund, the Agent shall notify the relevant Fund of such decision; thereafter, if such proposed change is implemented with respect to such Fund, the Banks may terminate their Commitments to lend to such Fund, and all Loans outstanding to such Fund shall become immediately due and payable.

(b) Each Fund's investment in any of its assets shall be made in accordance with its investment policies and restrictions set forth in its most recent prospectus and statement of additional information.

6.8. Taxes. Each Trust and Fund shall pay when due all of its Taxes, unless and only to the extent that such Taxes are being contested in good faith and by appropriate proceedings and it shall have set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP. Such Trust or Fund shall at all times comply with all requirements of the Code applicable to regulated investment companies, to such effect as not to be subject to federal income taxes on net investment income and net capital gains distributed to its shareholders.

6.9. Compliance. Each Trust and Fund shall comply in all material respects with all statutes and governmental rules and regulations applicable to it, including, without limitation, the Act.

6.10. Pension Plans. No Fund will enter into, or incur any liability relating to, any Plan.

6.11. Merger, Purchase and Sale. No Trust or Fund shall:

     (a) be a party to any merger or consolidation; provided, however, that any Trust or Fund can merge or consolidate with any other Person in accordance with 17 C.F.R. ss. 270.17a-8 if (i) such merger or consolidation complies in all material respects with the requirements of 17 C.F.R. ss. 270.17a-8 and all rules promulgated in connection therewith, (ii) the surviving entity assumes all of the obligations to the Banks of the merging or consolidating Trusts and/or Funds prior to such merger or consolidation and
     (iii) in the good faith judgment of all the Banks, the financial condition and investment policies and restrictions of the surviving entity are not fundamentally different from those of the merging or consolidating Trusts and/or Funds prior to such merger or consolidation;

     (b) except as permitted by Section 6.11(a) and except for sales or other dispositions of portfolio securities in the ordinary course of its business or to meet shareholder redemption requests, sell, transfer, convey, lease or otherwise dispose of all or any substantial part of its assets; provided, however, that any Fund or Trust can sell substantially all of its assets to another Person in accordance with 17 C.F.R. ss. 270.17a-8 if (i) such sale complies in all material respects with the requirements of 17 C.F.R. ss. 270.17a-8 and all rules promulgated in connection therewith,
     (ii) the purchasing entity assumes all obligations to the Banks of the selling Fund prior to such sale and (iii) in the good faith judgment of all the Banks, the financial condition and investment policies and restrictions of the purchasing entity are not fundamentally different from those of the selling Fund prior the to asset sale; or

     (c) except as permitted by Section 6.11(a), purchase or otherwise acquire all or substantially all the assets of any Person without the review and consent thereto of all the Banks, which consent shall not be unreasonably withheld.

         For purposes of this Section 6.11 only, a sale, transfer, conveyance, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of any Trust or Fund only if the value of such assets, when added to the value of all other assets sold, transferred, conveyed, leased or otherwise disposed of by such Trust or Fund (other than in the normal course of business or in a manner otherwise consistent with such Fund's investment policies) during the same Fiscal Year, exceeds fifteen percent (15%) of such Trust's or Fund's Total Assets determined as of the end of the immediately preceding Fiscal Year.

6.12. Asset Coverage Ratio. Each Fund shall not at any time permit its Asset Coverage Ratio to be less than 3 to 1 or such other more restrictive ratio as may be set forth in any prospectus with respect to such Fund. In calculating the ratio set forth in this Section 6.12, a Fund may not treat as an asset Indebtedness owing to such Fund by any investment company advised by the Adviser unless the Asset Coverage Ratio of such investment company is at least 3 to 1.

6.13. Liens. No Fund shall create or permit to exist any Lien with respect to any property, revenues or assets now owned or hereafter acquired by it, except
(i) Liens in favor of the Banks, if any, (ii) Liens for current Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained, (iii) Liens as are necessary in connection with a secured letter of credit opened by or on behalf of such Fund in connection with the Fund's trustees' errors and omissions liability insurance policy, (iv) Liens incurred in connection with Financial Contracts, (v) Liens arising under any custodian agreement to which the Trust of which the Fund comprises a series is a party and (vi) Liens incurred in connection with Indebtedness owing to another Fund; provided, however, that prior to or simultaneously with incurring any such Lien described in this clause (vi), such Fund shall have taken such actions as the Banks may reasonably require in order to assure the Banks that any Loans to such Fund that are or may be outstanding shall be equally and ratably secured with the Indebtedness secured by such Lien; and provided that the value of any of its assets subject to a Lien (other than the Liens contemplated by clause (i) and clause (vi)) shall be excluded from calculation of its Borrowing Base.

6.14. Guaranties. No Fund shall become or be a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to, any undertaking of any other Person, except for the endorsement, in the ordinary course of collection, of instruments payable to it or its order.

6.15. Other Agreements. No Trust or Fund shall enter into any agreement containing any provision that would be violated or breached by performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

6.16. Transactions with Related Parties. No Fund shall enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, loan, lease or exchange of property or the rendering of any service, with any Related Party, except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms no less favorable to it than would be obtainable in a comparable arm's-length transaction with a Person not a Related Party, provided that any such transaction must be made in substantial compliance with Section 17 of the Act or an exemption therefrom.

6.17.  Other  Indebtedness.   No  Fund  shall  incur  or  permit  to  exist  any
Indebtedness, other than:

          (i)  the Loans;

          (ii) unsecured Indebtedness owing to such Fund's custodian that does not exceed an amount that, when aggregated with any other Indebtedness owing by such Fund, will cause the Fund to exceed the limitations on senior security indebtedness imposed by the Act;

          (iii)Indebtedness owing to another Fund; provided that (a) any such Indebtedness does not exceed an amount that, when aggregated with any other Indebtedness owing by such Fund, will cause the Fund to exceed the limitations on senior security indebtedness imposed by the Act;
          (b) any such Indebtedness is on terms consistent with and otherwise allowed by the Act and/or regulatory approval of the Securities and Exchange Commission; (c) such Indebtedness is unsecured and no more than pari passu in priority of payment with Indebtedness incurred or to be incurred in the form of Loans or, prior to or simultaneously with incurring any such Indebtedness that is to be secured by a Lien on the Fund's assets, such Fund shall have taken such actions as the Banks may reasonably require in order to assure the Banks that any Loans to such Fund that are or may be outstanding are secured on a basis that is equal and ratable to such Fund Indebtedness as to which security is provided; and (d) such Indebtedness is subject to the terms of an inter-creditor agreement in form and substance satisfactory to the Agent and each Bank;

          (iv) Indebtedness owing in respect of Financial Contracts incurred in the ordinary course of business and in amounts not exceeding that permitted by the Fund's investment policies; and

          (v) Indebtedness owing in respect of payments due to trustees of the Trusts under any deferred compensation plan; provided that such payments shall not in the aggregate for all Funds exceed $750,000.

6.18.Changes to Organization Documents, etc. No Trust or Fund shall make or permit to be made any material changes to its Organization Documents without the prior written consent of the Majority Banks.

6.19. Violation of Investment Restrictions, etc. No Fund shall violate or take any action that would result in a violation of any of the investment restrictions or fundamental investment policies of such Fund as from time to time in effect.

6.20. Proceeds of Loans. Each Fund shall utilize the proceeds of each Loan made to it to provide temporary liquidity funding allowed under the Act. None of the proceeds of any Loan shall be used directly for the purpose, whether immediate, incidental or ultimate, of acquiring any "margin stock" within the meaning of Regulation U.

6.21. Adviser. Each Fund shall maintain Colonial Management Associates, Inc. or one of its Affiliates as Adviser to it.

6.22. Service Providers to Trust. No Fund shall change its distributor, custodian, accountant or administrator unless the Majority Banks provide their prior written consent to such change, which consent shall not be withheld by the Majority Banks unless, based upon their reasonable judgment, the Majority Banks in good faith conclude that such change will result in a change in the creditworthiness of such Fund.


                                   ARTICLE VII

                                EVENTS OF DEFAULT

7.1. Events of Default. Each of the following shall constitute an Event of Default with respect to a Fund under this Agreement (it being understood that an Event of Default with respect to a Fund shall not constitute an Event of Default with respect to any other Fund):

     (a) Default in payment by a Fund (i) when and as required to be paid herein of any amount of principal of any Loan or (ii) within five (5) days after the same becomes due of any interest, fee or any other amount payable hereunder or under any other Credit Document.

     (b) Default by a Fund in the payment when due, whether by acceleration or otherwise (subject to any applicable grace period), of any Indebtedness of, or guaranteed by, such Fund in excess of five percent (5%) of such Fund's then-current Net Asset Value.

     (c) Any event or condition shall occur that results in the acceleration of the maturity of any Indebtedness of, or guaranteed by, a Fund or enables the holder or holders of such other Indebtedness or any trustee or agent for such holders (any required notice of default having been given and any applicable grace period having expired) to accelerate the maturity of such other Indebtedness in excess of five percent (5%) of such Fund's then-current total Net Asset Value.

     (d) Default by a Fund in the payment when due, whether by acceleration or otherwise, or in the performance or observance (subject to applicable grace periods, if any, having expired) of (i) any obligation or agreement of such Fund to or with a Bank (other than any obligation or agreement of such Fund hereunder or under such Fund's Notes) or (ii) any material obligation or agreement of such Fund to or with any other Person, except only to the extent that the existence of any such default is being contested by such Fund in good faith and by appropriate proceedings and such Fund shall have set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP, provided that the amount of such obligation arising from any default is in excess of five percent (5%) of such Fund's then-current total Net Asset Value.

     (e) A Fund (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing.

     (f) (i) Any involuntary Insolvency Proceeding is commenced or filed against a Fund, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a substantial part of its assets, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) a Fund admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) it acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor) or other similar Person for itself or a substantial portion of its property or business.

     (g) A Fund shall default in the performance of its agreement under Section 6.4, 6.7, 6.11 or 6.12.

     (h) A Fund shall default in the performance of its other agreements herein set forth (and not constituting an Event of Default under any of the other subsections of this Section 7.1), and such default shall continue for thirty (30) days (or three (3) Business Days in the case of the agreement contained in the last sentence of the definition of "Total Assets") after notice thereof to such Fund from the Agent.

     (i) Any representation or warranty made by a Fund herein, or in any schedule, statement, report, notice, certificate or other writing furnished by it on or as of the date as of which the facts set forth therein are stated or certified, is untrue or misleading in any material respect when made or deemed made or any certification made or deemed made by it to the Banks is untrue or misleading in any material respect on or as of the date made or deemed made.

     (j) There shall be entered against a Fund one or more judgments or decrees that, when taken together, will exceed the lesser of five percent (5%) of such Fund's Net Asset Value and $5,000,000, excluding those judgments or decrees (i) that shall have been stayed or discharged less than thirty (30) calendar days from the entry thereof and (ii) those judgments and decrees for and to the extent that such Fund is insured and with respect to which the insurer has assumed responsibility in writing or for and to the extent that such Fund is otherwise indemnified if the terms of such indemnification and the Person providing such indemnification are satisfactory to the Majority Banks.

     (k) The Majority Banks shall have reasonably determined in good faith that a Material Adverse Change as to a Fund has occurred.

     (l) A Fund shall no longer be in compliance with all material provisions of the Act after giving effect to all notice, cure and contest periods thereunder.

     (m) Colonial Management Associates, Inc. or one of its Affiliates shall cease to be the Adviser or administrator of a Fund or such Fund is in breach of the covenant set forth in Section 6.22.

     (n) A Fund shall violate or take any action that would result in a violation of any of its investment restrictions or fundamental investment policies as from time to time in effect, except for violations or the taking of such actions that could not reasonably be expected to result in a Material Adverse Change.

     (o) There occurs a Change in Control of a Fund's Adviser.

7.2. Remedies. If any Event of Default described in Section 7.1 shall have occurred and be continuing, the Agent, upon the direction of the Majority Lenders, shall declare the Commitments to be terminated with respect to the applicable Fund and such Fund's obligations under its Notes to be due and payable, whereupon such Commitments shall immediately terminate with respect to such Fund and such Fund's Notes shall become immediately due and payable, all without advance notice of any kind (except that if an event described in Section 7.1(e) or Section 7.1(f) occurs, the Commitments shall immediately terminate with respect to such Fund and the obligations under the Notes with respect to such Fund shall become immediately due and payable without declaration or advance notice of any kind). The Agent shall promptly advise such Fund of any such declaration, but failure to do so shall not impair the effect of such declaration. If an Event of Default shall have occurred, the Agent may exercise, on behalf of itself and the Banks, all rights and remedies available to it and the Banks against such Fund under the Credit Documents or applicable law.


                                  ARTICLE VIII

                                    THE AGENT

8.1. Appointment and Authorization. Each Bank hereby irrevocably appoints, designates and authorizes the Agent (subject to Section 8.9) to take such action on its behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Credit Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Agent.

8.2. Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

8.3. Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by a Trust or Fund or any officer or agent thereof contained in this Agreement or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or for any failure of a Trust or Fund or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in or conditions of this Agreement or any other Credit Document or to inspect the properties, books or records of a Trust or Fund.

8.4. Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Funds), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate, and if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Credit Document in accordance with a request or consent of the Majority Banks and such request, and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

         (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted, or be satisfied with each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to, approved by, acceptable or satisfactory to the Bank.

8.5. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or a Fund referring to this Agreement, describing such Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default as may be requested by the Majority Banks in accordance with
Article VII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Banks.

8.6. Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Funds, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of the Funds, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Funds hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of the Funds. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of the Funds which may come into the possession of any of the Agent-Related Persons.

8.7. Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Funds and without limiting the obligation of the Funds to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Funds. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

8.8. Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Funds and their Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Funds or their Affiliates (including information that may be subject to confidentiality obligations in favor of the Funds) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include BofA in its individual capacity.

8.9. Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon thirty (30) days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks, which successor agent shall be subject to approval by the Funds. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Funds, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent, and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article VIII and Sections 9.4 and 9.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty
(30) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective, and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

8.10. Withholding Tax.(a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent to deliver to the Agent:

     (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

     (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9; and

     (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances that would modify or render invalid any claimed exemption or reduction.

(b) If any Bank claims exemption from or reduction of withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in or otherwise transfers all or part of the Obligations of a Fund to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of such Fund to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

(c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in or otherwise transfers all or part of the Obligations of a Fund to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

(d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.


                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

9.1. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Credit Document, and no consent with respect to any departure by any Trust or Fund therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Funds and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Funds and acknowledged by the Agent, do any of the following:

     (a) increase or extend the Commitments of any Bank (or reinstate any Commitment(s) terminated pursuant to Section 7.1);

     (b) postpone or delay any date fixed by this Agreement or any other Credit Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Credit Document;

     (c) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Credit Document;

     (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

     (e) amend this Section 9.1, Section 2.13, Section 6.12 or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Credit Document and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

9.2 Notices. (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission; provided that any matter transmitted by any Fund by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule III and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered to the address or facsimile number specified for notices on Schedule III, or, as directed to the Funds or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Funds and the Agent.

(b) All such notices, requests and communications shall, when transmitted by overnight delivery or faxed, be effective when delivered for overnight
(next-day) delivery or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; provided that notices pursuant to Article II or VIII shall not be effective until actually received by the Agent.

(c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Funds. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by a Fund to give such notice, and the Agent and the Banks shall not have any liability to such Fund or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Funds to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

9.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

9.4. Costs and Expenses. Subject to the allocation provisions of Section 2.14, the Funds shall:

(a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent) within five (5) Business Days after demand for all reasonable costs and expenses incurred by BofA
(including in its capacity as Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Credit Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent) with respect thereto; provided, however, notwithstanding anything to the contrary in the foregoing, the responsibility of a Fund to reimburse BofA for Attorney Costs in connection with the development, preparation, delivery and execution of this Agreement and such other documents and the consummation of such transactions shall be limited to the reasonable fees and disbursements of outside counsel to BofA; and

(b) pay or reimburse the Agent, the Arranger and each Bank within five (5) Business Days after demand for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or any other Credit Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans and including in any Insolvency Proceeding or appellate proceeding).

9.5. Funds Indemnification. (a) Whether or not the transactions contemplated hereby are consummated, the Funds shall indemnify and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person"), harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Fund shall have an obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

(b) Promptly after receipt by an Indemnified Person under subsection (a) above of notice of the commencement of any action, such Indemnified Person shall, if a claim in respect thereof is to be made against a Fund under such subsection, notify such Fund in writing of the commencement thereof, but the omission so to notify such Fund shall not relieve it from any liability which it may have to any Indemnified Person otherwise than under such subsection. In case any such action shall be brought against any Indemnified Person and it shall notify the relevant Fund of the commencement thereof, the indemnifying Fund shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Fund similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to the indemnifying Fund(s)), and after notice from the indemnifying Fund(s) to such Indemnified Person of its election so to assume the defense thereof; provided that in no event shall any settlement or compromise of any such claims, actions or demands be made without the consent of the Indemnified Person, the consent of which shall not be unreasonably withheld.

(c) The agreements in this Section 9.5 shall survive payment of all other Obligations.

9.6.Payments Set Aside. To the extent that a Fund makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

9.7. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of each Fund, the Agent and the Banks and their respective successors and assigns, except that no Fund may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Banks. One or more additional Funds may become party hereto upon the written approval of all the Banks.

         (b) The Loans are being made by the Banks in the ordinary course of their business and not with a view toward distribution, it being understood that each Bank may sell participations and assignments in its Commitments and the Loans as provided herein. Any Bank may at any time assign, subject to the relevant Fund's consent, which consent shall not be unreasonably withheld, to one or more banks (as defined in Section 2(a)(5) of the Act) not an affiliate (as defined in the Act) of any Trust or Fund or Colonial Management Associates, Inc. (each an "Assignee") all, or a proportionate part of all, of its rights under this Agreement and such Fund's Notes. Any Bank may at any time grant to one or more banks (as defined in Section 2(a)(5) of the Act) not an affiliate (as defined in the Act) of any Trust or Fund or Colonial Management Associates, Inc. (each a "Participant") participating interests in its Commitments or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the relevant Fund, such Bank shall remain responsible for the performance of its obligations hereunder, and the relevant Fund shall continue to deal solely and directly with such Bank in connection with the Bank's rights and obligations under this Agreement. Any agreement pursuant to which such Bank may grant such a participating interest shall provide that the Bank shall retain the sole right and responsibility to enforce the obligations of the relevant Fund hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement (i) which increases or decreases the Commitments of the Bank,
(ii) reduces the principal of or rate of interest on any Loan or fees hereunder or (iii) postpones the date fixed for any payment of principal of or interest on any Loan or any fees hereunder without the consent of the Participant. The relevant Fund agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article III hereof with respect to its participating interest.

         (c) Any Bank may at any time assign all or any portion of its rights under this Agreement and the Notes to a Federal Reserve Bank. No such assignment shall release such Bank from its obligations hereunder.

         (d) No Assignee, Participant or other transferee of a Bank's rights shall be entitled to receive any greater payment under Section 3.1 and Section
3.3 hereof than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the relevant Trust's or Fund's prior written consent or at a time when the circumstances giving rise to such greater payment did not exist.

9.8. Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all written information identified as "confidential" or "secret" by a Fund and provided to it by or on behalf of the Fund, or by the Agent on such Fund's behalf, under this Agreement or any other Credit Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Credit Documents, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank or (ii) was or becomes available on a non-confidential basis from a source other than the Fund, provided that such source is not bound by a confidentiality agreement with the Fund known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Credit Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent as required by the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which such Fund is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.

9.9. Set-off. In addition to any rights and remedies of the Banks provided by law, if, as to a Fund, an Event of Default exists and is continuing or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the relevant Fund (any such notice being waived by such Fund to the fullest extent permitted by law), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Fund against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Credit Document and although such Obligations may be contingent or unmatured provided that any such appropriation and application shall be subject to the provisions of Section
2.13. Each Bank agrees promptly to notify the affected Fund and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.


9.10. Notification of Addresses, Lending Offices, etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

9.11. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

9.12. Survival. The obligations of the Funds under Sections 2.9, 9.4 and 9.5, and the obligations of the Banks under Section 8.7, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Trusts and Funds in this Agreement and in each other Credit Document shall survive the execution and delivery of this Agreement and each such other Credit Document.

9.13. Disclaimer. None of the shareholders, trustees, officers, employees and other agents of any Trust or Fund shall be personally bound by or liable for any indebtedness, liability or obligation hereunder or under the Notes, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder. Nothing in this Section 9.13 shall affect the Bank's rights against Adviser Persons as provided in Section 1.5.

9.14. Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

9.15. No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Trusts and Funds, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Credit Documents.

9.16. Governing Law and Jurisdiction.(a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH TRUST AND EACH OF THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH TRUST AND EACH OF THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH TRUST, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

9.17. Waiver of Jury Trial. THE TRUSTS, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE TRUSTS, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

9.18. Acknowledgments. The Funds, the Banks and the Agent acknowledge that (i) the name of Colonial Tax Managed Growth Fund has been changed to Stein Roe Advisor Tax Managed Growth Fund; (ii) the name Colonial Newport Japan Fund has been changed to Newport Japan Opportunities Fund; (iii) the name Colonial Newport Tiger Fund has been changed to Newport Tiger Fund; (iv) the name Colonial Newport Tiger Cub Fund has been changed to Newport Tiger Cub Fund; (v) the name Colonial U.S. Stock Fund has been changed to Colonial U.S. Growth and Income Fund; (vi) each Trust's name has been changed by replacing "Colonial" with "Liberty Funds"; (vii) they have consented to the change from a fundamental investment policy of Colonial High Yield Securities Fund, Colonial Income Fund, Colonial Short Duration U.S. Government Fund, Colonial Select Value Fund, The Colonial Fund, Colonial Global Equity Fund, Colonial International Horizons Fund, Colonial Tax Exempt Fund, Colonial High Yield Municipal Fund, Newport Tiger Fund and Colonial Utilities Fund to a nonfundamental investment policy of such Funds the policy imposing a 15% ceiling on investments in illiquid securities; (viii) they have consented to the reclassification of Colonial California Tax Exempt Fund as a non-diversified investment company; (ix) they have consented to the combination of LFC Utilities Trust with Colonial Global
Utilities Fund with Colonial Global Utilities Fund being the surviving organization in connection with elimination of the "master feeder" arrangements between Colonial Global Utilities Fund and LFC Utilities Trust; (x) they have consented to the change of the Funds' custodian to The Chase Manhattan Bank;
(xi) they have consented to the merger of Colonial International Fund for Growth into Colonial International Horizons Fund; and (xii) they consent to the merger of Newport Tiger Cub Fund into Newport Asia Pacific Fund.

9.19. Entire Agreement. This Agreement, together with the other Credit Documents, embodies the entire agreement and understanding among the Trusts, the Banks and the Agent and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


     LIBERTY FUNDS TRUST I, ON BEHALF OF COLONIAL INCOME FUND, COLONIAL HIGH YIELD SECURITIES FUND, COLONIAL STRATEGIC INCOME FUND AND STEIN ROE ADVISOR TAX MANAGED GROWTH FUND



                                             By:  /s/ Timothy Jacoby
                                             Title: Treasurer & CFO


     LIBERTY FUNDS TRUST II, ON BEHALF OF COLONIAL SHORT DURATION U.S. GOVERNMENT FUND, NEWPORT GREATER CHINA FUND, NEWPORT JAPAN OPPORTUNITIES FUND AND NEWPORT TIGER CUB FUND


                                             By:  /s/ Timothy Jacoby
                                             Title: Treasurer & CFO


     LIBERTY FUNDS TRUST III, ON BEHALF OF COLONIAL GLOBAL EQUITY FUND, COLONIAL INTERNATIONAL HORIZONS FUND, COLONIAL SELECT VALUE FUND, THE COLONIAL FUND, COLONIAL GLOBAL UTILITIES FUND, COLONIAL STRATEGIC BALANCED FUND, CRABBE HUSON CONTRARIAN FUND, CRABBE HUSON CONTRARIAN INCOME FUND, CRABBE HUSON SMALL CAP FUND, CRABBE HUSON MANAGED INCOME & EQUITY FUND, CRABBE HUSON EQUITY FUND, CRABBE HUSON REAL ESTATE INVESTMENT FUND AND CRABBE HUSON OREGON TAX-FREE FUND


                                             By:  /s/ Timothy Jacoby
                                             Title: Treasurer & CFO

     LIBERTY FUNDS TRUST IV, ON BEHALF OF COLONIAL INTERMEDIATE TAX EXEMPT FUND, COLONIAL HIGH YIELD MUNICIPAL FUND, COLONIAL UTILITIES FUND, COLONIAL TAX EXEMPT INSURED FUND AND COLONIAL TAX EXEMPT FUND



                                             By:  /s/ Timothy Jacoby
                                             Title: Treasurer & CFO


     LIBERTY FUNDS TRUST V, ON BEHALF OF COLONIAL CALIFORNIA TAX EXEMPT FUND, COLONIAL CONNECTICUT TAX EXEMPT FUND, COLONIAL FLORIDA TAX EXEMPT FUND, COLONIAL MASSACHUSETTS TAX EXEMPT FUND, COLONIAL MICHIGAN TAX EXEMPT FUND, COLONIAL MINNESOTA TAX EXEMPT FUND, COLONIAL NEW YORK TAX EXEMPT FUND, COLONIAL NORTH CAROLINA TAX EXEMPT FUND AND COLONIAL OHIO TAX EXEMPT FUND



                                             By:  /s/ Timothy Jacoby
                                             Title: Treasurer & CFO

     LIBERTY FUNDS TRUST VI, ON BEHALF OF COLONIAL SMALL CAP VALUE FUND, COLONIAL U.S. GROWTH & INCOME FUND, COLONIAL VALUE FUND AND NEWPORT ASIA PACIFIC FUND


                                             By:  /s/ Timothy Jacoby
                                             Title: Treasurer & CFO

     LIBERTY FUNDS TRUST VII, ON BEHALF OF NEWPORT TIGER FUND



                                             By:  /s/ Timothy Jacoby
                                             Title: Treasurer & CFO
                                             BANK OF AMERICA NATIONAL TRUST AND
                                             SAVINGS ASSOCIATION, as Agent




                                             By: /s/ Elizabeth F. W. Bishop
                                             Title: Vice President



                                             BANK OF AMERICA NATIONAL TRUST AND
                                             SAVINGS ASSOCIATION, as a Bank



                                             By: /s/ Elizabeth F. W. Bishop
                                             Title: Vice President

                                             FLEET NATIONAL BANK



                                             By: /s/ Lisa A. Pile
                                             Title: Assistant Vice President

                                             MELLON BANK, N.A.



                                             By: /s/ John R. Cooper
                                             Title: Vice President

                                             STATE STREET BANK AND TRUST COMPANY



                                             By: /s/ Edward A. Siegel
                                             Title: Vice President

                                   SCHEDULE I


                                   DEFINITIONS



         "Act" means the Investment Company Act of 1940.

         "Adviser" means Colonial Management Associates, Inc. or one of its Affiliates, as investment adviser, sub-adviser or administrator to a Fund, together with any successor thereto permitted by Section 6.2(e) hereof.

         "Adviser Persons" is defined in Section 1.5.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract or otherwise.

         "Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Agent pursuant to
Section 8.9.

         "Agent-Related Persons" means BofA and any successor agent arising under Section 8.9, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Agent's  Payment  Office"  means the address for payments set forth in
Schedule III in relation to the Agent or such other address as the Agent may from time to time specify.

         "Agreement" means this Credit Agreement, as it may be amended, modified or supplemented from time to time.

         "Allocation  Notice"  means  a  notice,  substantially  in the  form of
Exhibit 2.14, furnished to the Agent by or on behalf of each Fund, setting forth, as of the date of such notice, the manner of allocation of liability for amounts that shall become due and payable by the Funds under the Credit Documents other than principal and interest in respect of Loans. The allocation of liability among the Funds as set forth in an Allocation Notice shall be effective from the date of receipt thereof by the Agent until a later-dated Allocation Notice is delivered to the Agent.

         "Applicable Margin" means,

                  (i)  with respect to Base Rate Loans, zero percent (0.0%);
                  (ii) with respect to Federal Funds Rate Loans, five tenths of one percent (0.5%); and

                  (iii) with respect to Offshore Rate Loans, five tenths of one percent (0.5%).

         "Arranger" means NationsBanc Montgomery Securities LLC, as sole lead arranger and sole book manager.

         "Asset Coverage Ratio" means, with respect to any Fund, the ratio that the Net Asset Value of such Fund, less the value of assets subject to Liens, bears to the aggregate amount of Indebtedness of such Fund.

         "Assignee" is defined in Section 9.7(b).

         "Attorney Costs" means and includes any and all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

         "Authorized Officer" means, relative to any Fund, those of its officers or agents whose signatures and incumbency shall have been certified to the Agent and the Banks pursuant to Section 4.1(a).

         "Banks" is defined in the preamble.

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978.

         "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." The "reference rate" is a rate set by BofA based upon various factors, including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan that bears interest based on the Base Rate, including a Swing Loan.

         "BofA" is defined in the preamble.

         "Borrowing" means a borrowing hereunder, other than a Swing Loan, consisting of Loans of the same Type made to a Fund on the same day by the Banks under Article II and, other than in the case of Base Rate Loans or Federal Funds Rate Loans, having the same Interest Period.

         "Borrowing Base" has the meaning set forth in Section 6.1(c). "Borrowing Base Certificate" means a Borrowing Base Certificate as defined in Section 6.1(c) and substantially in the form of Exhibit 6.1 attached hereto.

         "Borrowing  Date"  means  any date on which a  Borrowing  occurs  under
Section 2.3.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

         "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

        "Change in Control" means any transaction or series of transactions where (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") as in effect on the date hereof) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as in effect on the date hereof), directly or indirectly, of securities of another Person (the "Target") representing twenty percent (20%) or more of the combined voting power of the Target's then-outstanding securities;
(ii) at any time less than a majority of the members of the Target's board of directors shall be persons who were either nominated for election or were elected by such board of directors; (iii) the Target's stockholders approve a merger or consolidation of the Target with any other Person, other than a merger or consolidation that would result in the voting securities of the Target outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy-five percent (75%) of the combined voting power of the voting securities of the Target or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the Target's stockholders approve a plan of complete liquidation of the Target or an agreement for the sale or disposition of all or substantially all of the Target's assets.

        "Closing Date" means April 29, 1996.

        "Code" means the Internal Revenue Code of 1986.

        "Commitment" means, relative to any Bank, such Bank's obligation to make Loans pursuant to Section 2.1.

        "Commitment Amount" means, on any date, $200,000,000, as such amount may be reduced from time to time pursuant to Section 2.5.

        "Commitment Termination Date" means, with respect to any Fund, the earliest to occur of:

a)
  the Scheduled Commitment Termination Date;

(a) the date on which the Commitments terminate in accordance with the provisions of this Agreement; and

(b) the date on which any Event of Default with respect to that Fund described in Section 7.1(e) or Section 7.1(f) occurs.

        Upon the occurrence of any event described in clause (b) or (c) above, the Commitments shall terminate automatically and without further action.

        "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse,
(a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor, or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

        "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the borrowing Fund, substantially in the form of Exhibit 2.4.

        "Credit Documents" means this Agreement, any Notes, the Fee Letter and all other documents delivered to the Agent or any Bank in connection herewith.

        "Default" means any Event of Default or any condition, occurrence or event that, with notice or lapse of time or both, would, unless cured or waived, constitute an Event of Default.
        "Dollar" and the symbol "$" mean the lawful money of the United States.

        "ERISA" means the Employee Retirement Income Security Act of 1974.

        "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".

        "Event of Default" means any of the events described in Section 7.1.

        "Exchange Act" has the meaning specified in the definition of "Change in Control".

        "Existing Agreement" has the meaning assigned to such term in the introductory paragraph of this Agreement.

        "Federal Funds Rate" means, for any day, the rate as quoted by the Federal Reserve Bank of New York and confirmed in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three
(3) leading brokers of Federal funds transactions in New York City selected by the Agent.

        "Federal Funds Rate Loan" means a Loan that bears interest based on the Federal Funds Rate.

        "Fee Letter" means the letter agreement referred to in Section 2.9.

        "Financial  Contracts" shall mean option contracts,  futures  contracts, options on futures contracts, forward foreign currency exchange contracts, options on foreign currencies, repurchase agreements, reverse repurchase agreements, securities lending arrangements, short sale transactions, Swap Contracts, when-issued securities and other permitted investments.

        "Fiscal Quarter" means any quarter of a Fiscal Year.

        "Fiscal Year" means any period of twelve (12) consecutive calendar months ending on the last day of such twelve-month period; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1995 Fiscal Year") refer to the Fiscal Year ending on or before December 31 during such calendar year.

        "FRB" means the Board of Governors of the Federal Reserve System and any Governmental Authority succeeding to any of its principal functions.

        "Fund" means each series or class of shares of a Trust that constitutes a "series" under the Act, that is a signatory to this Agreement or that becomes a signatory to this Agreement following the approval of all the Banks.

        "GAAP" means United States generally accepted accounting principles.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

        "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

        "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including, without limitation, obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;
(e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases; (g) all net obligations with respect to Swap Contracts; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above; (j) all Contingent Obligations; and (k) all other items that, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined.

        "Indemnified Liabilities" is defined in Section 9.5.

        "Indemnified Persons" is defined in Section 9.5.

        "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S.
federal, state or foreign law, including the Bankruptcy Code.

        "Interest Payment Date" means, as to any Loan other than a Base Rate Loan or Federal Funds Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan or Federal Funds Rate Loan, the last Business Day of each calendar quarter.

        "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan and ending on the date one or two weeks thereafter as selected by a Fund in its Loan Request or Conversion/Continuation Notice,

        provided that:

(1) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day; and

(1) no Interest Period for any Loan shall extend beyond the Commitment Termination Date.

        "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

        "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on such Bank's signature page hereto or, in the case of an Assignee Bank, in the Bank Assignment Agreement, or such other office or offices as such Bank may from time to time notify to the Trusts and the Agent.

        "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, segregated asset arrangement established in connection with reverse repurchase transactions, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

        "Loan" means an extension of credit by a Bank to a Fund under Article II and may be a Base Rate Loan (including a Swing Loan), Federal Funds Rate Loan or an Offshore Rate Loan (each, a "Type" of Loan).

        "Loan Request" means a request for a Loan given by a Fund to the Agent substantially in the form of Exhibit 2.3.

        "Majority Banks" means, at any time, at least two (2) Banks then holding at least sixty-six and two-thirds percent (66-2/3%) of the then-aggregate unpaid principal amount of the Loans or, if no such principal amount is then outstanding, at least two (2) Banks then having at least sixty-six and two-thirds percent (66-2/3%) of the Commitments.

        "Material Adverse Change" means any change that is material and adverse to (x) the condition (financial or otherwise), business or prospects of a Fund, provided any change occurring after the most recent Borrowing Date resulting from a decrease in the Net Asset Value of a Fund shall not be deemed a Material Adverse Change as long as such Fund's Net Asset Value has not decreased by more than twenty-five percent (25%) per share since the Borrowing Date, or (y) the ability of a Fund to duly and punctually pay and perform all or any of its Obligations.

        "Net  Asset  Value"  means,  at  any  date,   Total  Assets  less  Total
Liabilities.

        "New Borrower Parties" is defined in the recitals.

        "Non-United   States   Person"  means  any   corporation,   partnership,
association or trust that is organized under the laws of a jurisdiction other than the United States of America or one of its states.

          "Note" means the promissory note of a Fund, substantially in the form set forth as Exhibit 2.2.

        "Obligations" means all obligations (monetary or otherwise) of a Fund to the Banks and the Agent under the Credit Documents and the Fee Letter, including
(a) all obligations to make payments to the Banks of, and in respect of the principal amount of and interest on, any Loan and (b) all obligations of a Fund to the Banks and the Agent in respect of fees, costs, expenses and indemnification under Sections 9.4 and 9.5.

        "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:

        Offshore Rate =               IBOR
                        1.00 - Eurodollar Reserve Percentage

        Where,
                "Eurodollar Reserve Percentage" means, for any day for any Interest Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                "IBOR" means the rate of interest per annum determined by the Agent as the rate at which Dollar deposits in the approximate amount of BofA's Offshore Rate Loan for such Interest Period would be offered by BofA's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by BofA), to major banks in the offshore Dollar interbank market at their request at approximately 9:00 a.m. (San Francisco time) one (1) Business Day prior to the commencement of such Interest Period.

        The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

        "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

        "Organization Documents" means, for any Trust, the Trust Agreement, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such Trust and all applicable resolutions of the board of trustees (or any committee thereof) of such Trust.

        "Original Borrower Parties" is defined in the recitals.

        "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Credit Documents.

        "Participant" is defined in Section 9.7(b).

        "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

        "Plan" means any "pension plan" or "welfare benefit plan" as such terms are defined in ERISA.

        "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks, as set forth on Schedule II, as such amount may be adjusted from time to time as a result of an assignment made by such Bank pursuant to Section 9.7 or otherwise.

        "Refinancing" means the refinancing of the Agreement as contemplated by this amendment and restatement of the Existing Agreement.

        "Refinancing Date" has the meaning assigned to such term in Section 4.1.

        "Regulation U" means the FRB's Regulation U.

        "Related  Party"  means,  with  respect  to a Fund and for  purposes  of
Section 6.16 only, any Person (i) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Fund, (ii) that beneficially owns or holds five percent (5%) or more of the equity interest of such Fund or (iii) five percent (5%) or more of the equity interest of which is beneficially owned or held by such Fund. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "Replacement Bank" is defined in Section 3.7.

        "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation, or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

        "Scheduled  Commitment  Termination  Date" means May 15, 2000;  provided that the Scheduled Commitment Termination Date may be extended for successive 364-day periods upon the written request of the Trusts therefor received by the Agent and the Banks not less than forty-five (45) days prior to the then-existing Scheduled Commitment Termination Date, and the receipt by the Trusts within twenty (20) days of such existing Scheduled Commitment Termination Date of the agreement by the Agent and the Banks (which shall be entirely at the sole discretion of the Agent and each Bank, none of whom has any obligation regarding such extension) to such requested extension. No agreement regarding any particular extension shall create any obligation of the Agent or any Bank regarding any subsequent extension.

        "Subsidiary" means, with respect to any Person, any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

        "Surety Instruments" means all letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

        "Swap Contract" means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other similar agreement (including any option to enter into any of the foregoing).

        "Swing Loan" means a Loan made by BofA in  accordance  with the terms of
Section 2.15 of this Agreement.

          "Target" has the meaning specified in the definition of "Change in Control".

        "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

        "Total Assets" means, with respect to a Fund as of any date, the aggregate amount of all items that would be set forth as assets on a balance sheet of such Fund on such date prepared in accordance with GAAP. The assets of a Fund shall be valued in accordance with the Act, the rules and regulations under the Act, and the valuation procedures set forth in its most recent statement of additional information. Upon the written request of the Agent, a Fund shall promptly furnish all such information as the Agent shall reasonably request relating to the value of any portfolio security or other asset of such Fund or the assignment of values thereto by such Fund or any other Person.

        "Total Liabilities" means, with respect to a Fund as of any date, the aggregate amount of all items that would be set forth as liabilities on a balance sheet of such Fund on such date prepared in accordance with GAAP.

        "Trust" has the meaning assigned to such term in the preamble.

        "Trust Agreement" means, with respect to a Trust, such Trust's Agreement and Declaration of Trust or similar instrument, as amended from time to time.

        "Type" has the meaning specified in the definition of "Loan."

        "United States" or "U.S." means the United States of America,  its fifty
(50) states and the District of Columbia.

                                    SCHEDULE II


                                   COMMITMENTS
                               AND PRO RATA SHARES



                                                                                                Pro Rata
Bank                                                        Commitment                             Share
Bank of America National Trust
and Savings Association                                     $50,000,000                            25%

Fleet National Bank                                         $50,000,000                            25%

Mellon Bank, N.A.                                           $50,000,000                            25%

State Street Bank and Trust Company                         $50,000,000                            25%


        TOTAL                                               $200,000,000                           100%

                                  SCHEDULE III

                     OFFSHORE AND DOMESTIC LENDING OFFICES,
                              ADDRESSES FOR NOTICES


THE FUNDS

245 Summer Street, 3rd Floor
Boston, MA 02110-1129
Facsimile No.:  (617) 585-4251
Attention:  Fund Accounting

with a copy to:
245 Summer Street, 3rd Floor
Boston, MA 02110-1129
Facsimile No.:  (617) 345-0919
Attention:  Legal

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Agent

Bank of America National Trust
and Savings Association
Agency Administrative Services
1850 Gateway Boulevard, 5th Floor
Concord, California 94520

Attention:        Paul Brown
                  Agency Administrative Officer
Telephone:  (925) 675-8375
Facsimile:  (925) 675-8500

Payment Details:

Account No:  1233-15041
ABA No:  1210-0035-8
Reference:  Colonial Management Associates

Attention: Paul Brown
                 Agency Administrative Officer

Telephone:  (925) 675-8375
Facsimile:  (925) 675-8500
BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

Domestic and Offshore Lending Office:
1850 Gateway Boulevard, Fourth Floor
Concord, California 94520

Notices (other than Loan Requests and Notices of Conversion/Continuation):

Bank of America National Trust
and Savings Association
231 South LaSalle Street
Chicago, Illinois 60697

Attention: Gerard Fogarty
Telephone:  (312) 828-3014
Facsimile:  (312) 987-0889

FLEET NATIONAL BANK

Domestic and Offshore Lending Office:
One Federal Street
Mail Code MAOF0210
Boston, Massachusetts 02211

Attention: Robert McClelland
Telephone:  (617) 346-5184
Facsimile:  (617) 246-5825

Notices (other than Loan Requests and Notices of Conversion/Continuation):

Fleet National Bank
Financial Institutions
Mail Stop CT MO 0250
777 Main Street
Hartford Connecticut 06115

Attention: Lisa A. Pile
Telephone:  (860) 986-4120
Facsimile:  (860) 986-1264

MELLON BANK, N.A.

Domestic and Offshore Lending Office:
One Mellon Bank Center, Room 305
Pittsburgh, Pennsylvania 15258

Attention: Marla DeYulis
Telephone:  (412) 236-9141
Facsimile:  (412) 234-8087

Notices (other than Loan Requests and Notices of Conversion/Continuation):

Mellon Bank, N.A.
One Mellon Bank Center
Room 305
Pittsburgh, Pennsylvania 15258

Attention: Marla DeYulis
Telephone:  (412) 236-9141
Facsimile:  (412) 234-8087

STATE STREET BANK AND TRUST COMPANY

Domestic and Offshore Lending Office:
State Street Bank and Trust Company
Lafayette Corporate Center
2 Avenue de Lafayette
Boston, MA 02111

Attention: Ned Siegel
Telephone:  (617) 662-2314
Facsimile:   (617) 662-2325

Notices (other than Loan Requests and Notices of Conversion/Continuation):

Street address:

State Street Bank and Trust Company
Lafayette Corporate Center
2 Avenue de Lafayette
Boston, MA 02111
Attention: Ned Siegel
Mailing address:

State Street Bank and Trust Company
P.O. Box 351
Boston, MA 02101-0351
Attention: Ned Siegel

                                   EXHIBIT 2.2

                                 Non-Negotiable

                                 PROMISSORY NOTE


$__,000,000.00    _________, ________:  as of ________ __, 199_


         FOR VALUE RECEIVED, the undersigned Fund ("Fund"), promises to pay to _____________________ (the "Bank"), as set forth in the Credit Agreement hereinafter referred to and on the Commitment Termination Date (as defined in the Credit Agreement), the principal sum of ____________________ AND 00/100 DOLLARS ($__,000,000.00) or, if less, the then-aggregate unpaid principal amount of Base Rate Loans, Federal Funds Rate Loans and Offshore Rate Loans (as such terms are defined in the Credit Agreement) as has been borrowed by the Fund under the Credit Agreement. The Fund may borrow, repay and reborrow hereunder in accordance with the provisions of the Credit Agreement. All Base Rate Loans, Federal Funds Rate Loans and Offshore Rate Loans and all payments of principal shall be recorded by the holder in its records.

         Anything in this Note to the contrary notwithstanding, the Fund shall be liable hereunder only for Base Rate Loans, Federal Funds Rate Loans and Offshore Rate Loans borrowed by the Fund under the Credit Agreement and other obligations with respect thereto. The sole source of repayment of the principal of and interest on each Loan hereunder and other obligations with respect thereto made with respect to the Fund shall be the revenues and assets of such Fund and not from any other asset of the Trust or any other Fund as a series of the Trust.

         The Fund further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

         All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds at Bank of America National Trust and Savings Association, ABA No. 1210-0035-8, Account No. 1233-15041 Reference: Colonial Management Associates, or at such other place as may be designated by the Agent to the Fund in writing.

         This Note is the Note referred to in, and evidences indebtedness incurred under, a Credit Agreement dated as of April 29, 1996 (herein, as it may be amended, modified or supplemented from time to time, called the "Credit Agreement") among the Fund, the other parties thereto and the Bank, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Fund is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

         A copy of the Agreement and Declaration of Trust of the below-named trust (the "Trust") is on file with the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston, and notice is hereby given that none of the shareholders, trustees, officers, employees and other agents of the Trust or the Fund shall be personally bound by or liable for any indebtedness, liability or obligation arising hereunder, nor shall resort be had to their private property for the satisfaction of any obligations or claim arising hereunder.

         All  parties  hereto,  whether  as  makers,   endorsers  or  otherwise,
severally  waive  presentment,   demand,  protest  and  notice  of  dishonor  in
connection with this Note.

         This Note is made under and governed by the internal laws of the State of Illinois.


                          [NAME OF TRUST] ON BEHALF OF
                                 [NAME OF FUND]




                        By: _____________________________
                        Title: __________________________

                          LOANS AND PRINCIPAL PAYMENTS

Date              Amount of             Repaid             Principal              Amount of            Notation
                  Loan Paid                                 Balance           Unpaid Principal         Made by
                                                                                    Total




                                   EXHIBIT 2.3

                              FORM OF LOAN REQUEST


         Reference is made to that certain Credit Agreement, dated as of April 29, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among the borrowers party thereto, various financial institutions party thereto and Bank of America National Trust and Savings Association (the "Bank"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement. Pursuant to the terms of the Credit Agreement, the undersigned, on behalf of and with respect to the [Name of Fund], hereby represents and certifies to the Agent and the Banks as follows:

         1. On _______________, the undersigned, on behalf of the [Name of Fund], requested that the Bank make a [Type of Loan]1 in the principal amount of $___________to be made on _____________ and having a tenor of
____________________.

         2.   The    purpose   for   which   such   Loan   will   be   used   is
_________________________
-------------------------------------------------------------------------.

         3. As of ____________________2, (i) the Asset Coverage Ratio of such Fund was as set forth in subparagraph (e) below and (ii) the Borrowing Base of such Fund was as set forth in subparagraph (f) below, calculated as follows:

         (a)      Net Asset Value plus proposed
                  Loan                                            ______________

         (b) minus (without duplication) value of Assets subject to Liens (including, without limitation, margin and asset allocation arrangements but excluding Liens contemplated by Section 6.13(i)
                   and (vi))                                      ______________

         (c)      Adjusted Net Asset Value
                  ((a) minus (b))                                 ______________

         (d)      Indebtedness (including proposed
                  Loan)                                           ______________

         (e)      Asset Coverage Ratio ((c) divided
                  by (d))                                         ______________

         (f)      Borrowing Base ((c) times 33 1/3%)              ______________

         5. The undersigned further certifies, on behalf of the Fund, that (a) the proceeds of such Loan will be utilized solely by the Fund designated above,
(b) to the best of its knowledge, no Default has occurred and is continuing as of the date of this Borrowing Certificate and (c) the Asset Coverage Ratio of the Fund as set forth in its prospectus is not more restrictive than 3 to 1.

         6. The undersigned further certifies, on behalf of the Fund, that, with respect to the Fund, there has not been outstanding, as of the close of business (San Francisco time) on the day preceding the proposed Borrowing Date for the requested Loan, a Loan that had been outstanding for at least two (2) weeks.

         A copy of the Agreement and Declaration of Trust of the below-named trust (the "Trust") is on file with the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston, and notice is hereby given that none of the shareholders, trustees, officers, employees and other agents of the Trust or the Fund shall be personally bound by or liable for any indebtedness, liability or obligation arising hereunder, nor shall resort be had to their private property for the satisfaction of any obligations or claim arising hereunder.


Date:  ____________________                 __________, on behalf of
                                                     [Name of Fund]


                            By: _____________________
                          Title: [Must be an Authorized
                              Officer of the Trust]

                                   EXHIBIT 2.4

                        NOTICE OF CONVERSION/CONTINUATION



                                                   Date:                  , 199


To: Bank of America National Trust and Savings Association, as Agent for the Banks party to the Credit Agreement dated as of April 29, 1996 (as amended, modified or supplemented from time to time, the "Credit
         Agreement") among the investment companies party thereto, certain financial institutions party thereto and Bank of America National Trust and Savings Association, as Agent

Ladies and Gentlemen:

         The undersigned,  ___________________________  (the "Fund"),  refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.4 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

                  1.  The Conversion/Continuation Date is             , 19  .
                                                          ------------    --

                  2. The  aggregate  amount  of the  Loans  to be  [converted]
                    [continued] is $ .

                  3. The Loans are to be [converted into] [continued as][Federal Funds Rate] [Offshore Rate] [Base Rate] Loans.

                  4. [If applicable:] The duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be days.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Conversion/Continuation Date, before and after giving effect thereto and to the application of the proceeds therefrom:

                  (a) the representations and warranties of the Fund contained in Article V of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

                  (b) no Default has occurred and is continuing or would result from such proposed [conversion] [continuation];

                  (c) the proposed [conversion][continuation] will not cause the aggregate principal amount of all outstanding Loans to exceed the combined Commitments of the Banks; and

                  (d) there has not been outstanding, as of the close of business (San Francisco time) on the day preceding the proposed continuation date for the requested Loan, a Loan that had been outstanding for at least two (2) weeks.

         A copy of the Agreement and Declaration of Trust of the below-named trust (the "Trust") is on file with the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston, and notice is hereby given that none of the shareholders, trustees, officers, employees and other agents of the Trust or the Fund shall be personally bound by or liable for any indebtedness, liability or obligation arising hereunder, nor shall resort be had to their private property for the satisfaction of any obligations or claim arising hereunder.


                                            __________, on behalf of
                                            [Name of Fund]



                                         By:
                                         Title:  [Must be an Authorized Officer]

                                  EXHIBIT 2.14

                            FORM OF ALLOCATION NOTICE

                                                  Date:                  , 199

To: Bank of America National Trust and Savings Association, as Agent for the Banks party to the Credit Agreement dated as of April 29, 1996 (as amended, modified or supplemented from time to time, the "Credit
         Agreement") among the investment companies party thereto, certain financial institutions party thereto and Bank of America National Trust and Savings Association, as Agent

Ladies and Gentlemen:

         Reference is made to the Credit Agreement (the terms defined therein being used herein as therein defined). This instrument is an Allocation Notice as contemplated by the Credit Agreement. The allocation of liability of the Funds as set forth herein shall be effective from the date hereof until a later-dated Allocation Notice is delivered to the Agent.

=================================================================== ================================================
                           Name of Fund                                      % Allocation
=================================================================== ================================================
Colonial Income Fund
=================================================================== ================================================
Colonial High Yield Securities Fund
=================================================================== ================================================
Colonial Strategic Income Fund
=================================================================== ================================================
Stein Roe Advisor Tax Managed Growth Fund
=================================================================== ================================================
Colonial Short Duration U.S. Government Fund
=================================================================== ================================================
Newport Tiger Cub Fund
=================================================================== ================================================
Newport Japan Opportunities Fund
=================================================================== ================================================
Newport Greater China Fund
=================================================================== ================================================
Colonial Global Equity Fund
=================================================================== ================================================
Colonial International Horizons Fund
=================================================================== ================================================
Colonial Select Value Fund
=================================================================== ================================================
The Colonial Fund
=================================================================== ================================================
Colonial Global Utilities Fund
=================================================================== ================================================
Colonial Strategic Balanced Fund
=================================================================== ================================================
Colonial International Stock Fund
=================================================================== ================================================
Colonial Intermediate Tax Exempt Fund
=================================================================== ================================================
Colonial High Yield Municipal Fund
=================================================================== ================================================
Colonial Utilities Fund
=================================================================== ================================================
Colonial Tax Exempt Insured Fund
=================================================================== ================================================
Colonial Tax Exempt Fund
=================================================================== ================================================
Colonial California Tax Exempt Fund
=================================================================== ================================================
Colonial Connecticut Tax Exempt Fund
=================================================================== ================================================
Colonial Florida Tax Exempt Fund
=================================================================== ================================================
Colonial Massachusetts Tax Exempt Fund
=================================================================== ================================================
Colonial Michigan Tax Exempt Fund
=================================================================== ================================================
Colonial Minnesota Tax Exempt Fund
=================================================================== ================================================
Colonial New York Tax Exempt Fund
=================================================================== ================================================
Colonial North Carolina Tax Exempt Fund
=================================================================== ================================================
Colonial Ohio Tax Exempt Fund
=================================================================== ================================================
Colonial Small Cap Value Fund
=================================================================== ================================================
Colonial Growth and Income Fund
=================================================================== ================================================
Newport Tiger Fund
=================================================================== ================================================
Colonial Value Fund
=================================================================== ================================================
=================================================================== ================================================
Crabbe Huson Contrarian Fund
=================================================================== ================================================
=================================================================== ================================================
Crabbe Huson Contrarian Income Fund
=================================================================== ================================================
=================================================================== ================================================
Crabbe Huson Small Cap Fund
=================================================================== ================================================
=================================================================== ================================================
Crabbe Huson Managed Income & Equity Fund
=================================================================== ================================================
=================================================================== ================================================
Crabbe Huson Equity Fund
=================================================================== ================================================
=================================================================== ================================================
Crabbe Huson Real Estate Investment Fund
=================================================================== ================================================
=================================================================== ================================================
Crabbe Huson Oregon Tax-Free Fund
=================================================================== ================================================
=================================================================== ================================================
Newport Asia Pacific Fund
=================================================================== ================================================
=================================================================== ================================================
                                                                             100%
=================================================================== ================================================


                                            LIBERTY FUNDS TRUST I, ON BEHALF OF
                                            COLONIAL INCOME FUND, COLONIAL HIGH
                                            YIELD SECURITIES FUND, COLONIAL
                                            STRATEGIC INCOME FUND AND STEIN ROE
                                            TAX MANAGED GROWTH FUND


                                 By:____________________________________________
                                Title:__________________________________________


                                            LIBERTY FUNDS TRUST II, ON BEHALF OF
                                            COLONIAL SHORT DURATION U.S.
                                            GOVERNMENT FUND, NEWPORT
                                            TIGER CUB FUND, NEWPORT JAPAN
                                            OPPORTUNITIES FUND AND NEWPORT
                                            GREATER CHINA FUND


                                 By:____________________________________________
                                Title:__________________________________________


                                           LIBERTY FUNDS TRUST III, ON BEHALF OF
                                           COLONIAL GLOBAL EQUITY FUND, COLONIAL
                                           INTERNATIONAL HORIZONS FUND, COLONIAL
                                           SELECT VALUE FUND, THE COLONIAL FUND,
                                           COLONIAL GLOBAL UTILITIES FUND,
                                           COLONIAL STRATEGIC BALANCED FUND,
                                           CRABBE HUSON CONTRARIAN FUND,
                                           CRABBE HUSON CONTRARIAN INCOME FUND,
                                           CRABBE HUSON SMALL CAP FUND, CRABBE
                                           HUSON MANAGED INCOME & EQUITY FUND,
                                           CRABBE HUSON EQUITY FUND, CRABBE
                                           HUSON REAL ESTATE INVESTMENT FUND AND
                                           CRABBE HUSON OREGON TAX-FREE FUND


                                 By:____________________________________________
                                Title:__________________________________________


                                            LIBERTY FUNDS TRUST IV, ON BEHALF OF
                                            COLONIAL INTERMEDIATE TAX EXEMPT
                                            FUND, COLONIAL HIGH YIELD MUNICIPAL
                                            FUND, COLONIAL UTILITIES FUND,
                                            COLONIAL TAX EXEMPT INSURED FUND AND
                                            COLONIAL TAX EXEMPT FUND


                                 By:____________________________________________
                                Title:__________________________________________


                                            LIBERTY FUNDS TRUST V, ON BEHALF OF
                                            COLONIAL CALIFORNIA TAX EXEMPT FUND,
                                            COLONIAL CONNECTICUT TAX EXEMPT
                                            FUND, COLONIAL FLORIDA TAX EXEMPT
                                            FUND, COLONIAL MASSACHUSETTS TAX
                                            EXEMPT FUND, COLONIAL MICHIGAN TAX
                                            EXEMPT FUND,
                                            COLONIAL MINNESOTA TAX EXEMPT FUND,
                                            COLONIAL NEW YORK TAX EXEMPT FUND,
                                            COLONIAL NORTH CAROLINA TAX EXEMPT
                                            FUND AND COLONIAL OHIO TAX EXEMPT
                                            FUND


                                 By:____________________________________________
                                Title:__________________________________________


                                            LIBERTY FUNDS TRUST VI, ON BEHALF OF
                                            COLONIAL SMALL CAP VALUE FUND,
                                            COLONIAL U.S. GROWTH AND INCOME FUND
                                            AND COLONIAL VALUE FUND


                                 By:____________________________________________
                                Title:__________________________________________

                                            LIBERTY FUNDS TRUST VII, ON BEHALF
                                            OF NEWPORT TIGER FUND


                                 By:____________________________________________
                                Title:__________________________________________

                                 EXHIBIT 4.1(c)


                     FORM OF OPINION OF COUNSEL TO THE FUNDS

                                  EXHIBIT 5.7-1

                             SCHEDULE OF LITIGATION


                                      None.

                                  EXHIBIT 5.7-2

                       SCHEDULE OF CONTINGENT LIABILITIES


                                      None.

                                   EXHIBIT 6.1

                       FORM OF BORROWING BASE CERTIFICATE

         Reference is made to that certain Credit Agreement, dated as of April 29, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among certain investment companies party thereto, various financial institutions party thereto and Bank of America National Trust and Savings Association, as Agent. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement.

         Pursuant to the terms of the Credit Agreement, the undersigned, on behalf of and with respect to the [Name of Fund] (the "Fund"), hereby represents and certifies to the Agent and the Banks that as of __________ __, 199_, (i) the Borrowing Base of the Fund was the amount shown in subparagraph (e) below and
(ii) the Asset Coverage Ratio was the ratio set forth in subparagraph (f) below, each calculated as follows:

         (a)      Net Asset Value                                 ______________

         (b) minus (without duplication) value of Assets subject to Liens (including, without limitation, margin and asset allocation arrangements but excluding Liens contemplated by Section
                  6.13(i) and (vi))                               ______________

         (c)      Adjusted Net Asset Value
                  ((a) minus (b))                                 ______________

         (d)      Indebtedness                                    ______________

         (e)      Borrowing Base ((c) times 33 1/3%)              ______________

         (f)      Asset Coverage Ratio ((c) divided
                  by (d))                                         ______________

         The Asset Coverage Ratio of the Fund as set forth in its prospectus is not more restrictive than 3 to 1.

         [To the best knowledge of the undersigned Authorized Officer, no Default with respect to the Fund has occurred and is continuing.]

         [Describe Event of Default and actions being taken to remedy it.]

         A copy of the Agreement and Declaration of Trust of the below-named trust (the "Trust") is on file with the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston, and notice is hereby given that none of the shareholders, trustees, officers, employees and other agents of the Trust or the Fund shall be personally bound by or liable for any indebtedness, liability or obligation arising hereunder, nor shall resort be had to their private property for the satisfaction of any obligations or claim arising hereunder.


Date:  ____________________                 __________, on behalf of
                                                     [Name of Fund]



                                                     By:
Title:  [Must be an Authorized
                                                                   Officer]

                                     ANNEX I




Original Borrower Parties

Liberty Funds Trust I on behalf of Colonial Income Fund, Colonial High Yield Securities Fund, Colonial Strategic Income Fund and Stein Roe Advisor Tax Managed Growth Fund

Liberty Funds Trust II on behalf of Colonial Short Duration U.S. Government Fund, Newport Tiger Cub Fund, Newport Japan Opportunities Fund and Newport Greater China Fund

Liberty Funds Trust III on behalf of Colonial Global Equity Fund, Colonial International Horizons Fund, Colonial Select Value Fund, The Colonial Fund, Colonial Global Utilities Fund and Colonial Strategic Balanced Fund

Liberty Funds Trust IV on behalf of Colonial Intermediate Tax Exempt Fund, Colonial High Yield Municipal Fund, Colonial Utilities Fund, Colonial Tax Exempt Insured Fund and Colonial Tax Exempt Fund

Liberty Funds Trust V on behalf of Colonial California Tax Exempt Fund, Colonial Connecticut Tax Exempt Fund, Colonial Florida Tax Exempt Fund, Colonial
Massachusetts Tax Exempt Fund, Colonial Michigan Tax Exempt Fund, Colonial Minnesota Tax Exempt Fund, Colonial New York Tax Exempt Fund, Colonial North Carolina Tax Exempt Fund and Colonial Ohio Tax Exempt Fund

Liberty Funds Trust VI on behalf of Colonial Small Cap Value Fund and Colonial U.S. Growth and Income Fund

Liberty Funds Trust VII on behalf of Newport Tiger Fund

New Borrower Parties

Liberty Funds Trust III, on behalf of Crabbe Huson Contrarian Fund, Crabbe Huson Contrarian Income Fund, Crabbe Huson Small Cap Fund, Crabbe Huson Managed Income & Equity Fund, Crabbe Huson Equity Fund, Crabbe Huson Real Estate Investment Fund and Crabbe Huson Oregon Tax-Free Fund

Liberty Funds Trust VI, on behalf of Colonial Value Fund (formerly known as the Colonial Equity Income Fund) and Newport Asia Pacific Fund



--------
1        If request relates to a Swing Loan, insert Swing Loan.
2        Use immediately preceding Business Day.